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MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT

        This Management Information Circular/Proxy Statement (this "Circular") is furnished to the shareholders of Tesma International Inc. ("Tesma" or the "Corporation") in connection with the solicitation by and on behalf of management and the board of directors of the Corporation (the "Board") of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at the Design Exchange, 2nd Floor, Toronto-Dominion Centre, Ernst & Young Tower, 234 Bay Street, Toronto, Ontario, Canada, on Tuesday, May 4, 2004, commencing at 11:00 a.m. (Toronto time), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders (the "Notice").

        This Circular, the Notice, the accompanying form of proxy and the Tesma Annual Report to Shareholders are being mailed, on or about April 8, 2004, to shareholders of record of the Corporation as of the close of business on March 26, 2004. The Corporation will bear all costs associated with the preparation and mailing of this Circular, the Notice, the accompanying form of proxy and the Tesma Annual Report to Shareholders, as well as the costs of the solicitation of proxies. The solicitation will be primarily by mail; however, officers and other employees of the Corporation may also solicit proxies (but not for additional compensation) personally, by telephone, telefax or other means of electronic transmission. Banks, brokerage houses and other custodians and nominees or fiduciaries will be requested to forward proxy solicitation material to their principals and to obtain authorizations for the execution of proxies, and will be reimbursed for their reasonable expenses in doing so.

        Pursuant to the Corporation's by-laws, the Board unanimously approved the change of the Corporation's financial year end to December 31, effective December 31, 2002, and the change in the Corporation's financial reporting currency to the U.S. dollar commencing January 1, 2003.

        For the purposes of this Circular, all references to dollar amounts are to U.S. dollars unless otherwise stated, and all amounts shown in U.S. dollars for periods prior to January 1, 2003 have been converted from Canadian dollars to U.S. dollars at the applicable exchange rates as described in "Significant Accounting Policies — (c) Reporting Currency and Foreign Currency Translation" of the Corporation's audited consolidated financial statements for the year ended December 31, 2003. All references to "calendar 2003" are references to the one year period ended December 31, 2003, all references to the "fiscal 2002 stub period" are references to the five-month period ended December 31, 2002, and all references to "fiscal years" (including references to "fiscal" followed by a specific year) are references to the one year period ended on July 31 in the year specified.

APPOINTMENT AND REVOCATION OF PROXIES

Registered Holders

        The persons named in the form of proxy accompanying this Circular are officers of the Corporation. A shareholder has the right to appoint a person (who need not be a shareholder of the Corporation) as nominee to attend and act for and on behalf of such shareholder at the Meeting, other than the management representatives named in the accompanying form of proxy. This right may be exercised either by striking out the names of the management representatives where they appear on the front of the form of proxy and by inserting in the blank space provided the name of the other person who the shareholder wishes to appoint, or by completing and submitting another proper form of proxy naming such other person as proxyholder.

        A shareholder who has given a proxy, in addition to revocation in any other manner permitted by applicable Canadian law, may revoke the proxy within the time periods described in this Circular by an instrument in writing executed by the shareholder or by his/her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized.

        Shareholders desiring to be represented at the Meeting by proxy must deposit their form of proxy at either of the following locations:

  •
  the principal executive offices of the Corporation at 1000 Tesma Way, Concord, Ontario, Canada, L4K 5R8, addressed to the Secretary of the Corporation; or

  •
  the offices of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department.

        In either case, a proxy must arrive not later than 5:00 p.m. (Toronto time) on May 3, 2004, or if the Meeting is adjourned or postponed, not less than 48 hours (excluding weekends and holidays) before the time of the adjourned or postponed Meeting. If a shareholder who has completed a proxy attends the Meeting in person, any votes cast by such shareholder on a poll will be counted and the proxy will be disregarded.

        Shareholders desiring to revoke a proxy previously given must deposit their revocation of proxy:

  •
  at the principal executive offices of the Corporation at 1000 Tesma Way, Concord, Ontario, Canada, L4K 5R8, addressed to the Secretary of the Corporation, at any time up to 5:00 p.m. (Toronto time) on the last business day preceding the day of the Meeting, or any adjournment or postponement thereof; or

  •
  with the chair of the meeting on the day of the Meeting or any adjournment or postponement thereof.

Non-Registered Holders

        Only registered shareholders, or the persons that they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, shares beneficially owned by a holder (a "Non-Registered Holder") are registered either:

  •
  in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of registered plans; or

  •
  in the name of a depository (such as The Canadian Depository for Securities Limited) of which the intermediary is a participant.

        In accordance with the requirements of National Instrument 54-101 of the Canadian securities laws, the Corporation will be distributing copies of the Notice, this Circular, the accompanying form of proxy and the Tesma Annual Report to Shareholders (collectively, the "meeting materials") to the depository and intermediaries for further distribution to Non-Registered Holders. Intermediaries are required to forward the meeting materials to Non-Registered Holders and receive voting instructions from them unless a Non-Registered Holder has waived the right to receive the meeting materials. Intermediaries often use service companies to forward the meeting materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive the meeting materials will either:

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  be given a voting instruction form which must be completed and signed by the Non-Registered Holder in accordance with the directions set out on the voting instruction form (which may, in some cases, permit the completion of the voting instruction form by telephone); or

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  less typically, be given a proxy which has already been signed by the intermediary (usually by way of a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder, but which is otherwise uncompleted. In this case, the Non-Registered Holder who wishes to submit the proxy should otherwise properly complete and deposit it with the Corporation or Computershare Trust Company of Canada, as described above. This proxy need not be signed by the Non-Registered Holder.

        In either case, the purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares which they beneficially own. Should a Non-Registered Holder who receives a proxy signed by the intermediary wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the name(s) of the person(s) named in the proxy and insert the name of the Non-Registered Holder (or such other person) in the blank space provided. A Non-Registered Holder who receives a voting instruction form should follow the corresponding instructions on the form. In either case, Non-Registered Holders should carefully follow the instructions of their intermediaries and their intermediaries' service companies.

        A Non-Registered Holder may revoke a voting instruction form (or proxy) or a waiver of the right to receive the meeting materials given to an intermediary, at any time, by written notice to the intermediary, except that an intermediary is not required to act on a revocation of a voting instruction form (or proxy) or a revocation of a waiver of the right to receive the meeting materials that is not received by the intermediary at least seven days prior to the Meeting.

VOTING OF PROXIES

        The shares represented by any valid proxy in favour of the management representatives named in the accompanying form of proxy will be voted for or withheld from voting (abstain) on the election of directors and the re-appointment of the Auditors, including the authorization of the Audit Committee of the Board to fix the remuneration of the Auditors, in each case in accordance with any specific instructions given by a shareholder on the form of proxy. In the absence of such specific instructions, such shares will be voted by the management representatives FOR the election as directors of the management nominees named in this Circular and FOR the re-appointment of Ernst & Young LLP ("Ernst & Young") as the Auditors of the Corporation and the authorization of the Audit Committee of the Board to fix the Auditors' remuneration.

        The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice and with respect to such other business or matters which may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. As of the date of this Circular, the Corporation is not aware of any such amendments or variations or any other business or matters to be raised at the Meeting.

RECORD DATE

        The Board has fixed the close of business on March 26, 2004 as the record date (the "Record Date") for the Meeting. Only holders of record of Class A Subordinate Voting Shares and Class B Shares as of the close of business on the Record Date are entitled to receive notice of, and to attend and vote at, the Meeting, except that:

  •
  in accordance with applicable law, a transferee of Class A Subordinate Voting Shares or Class B Shares acquired after the Record Date shall be entitled to vote at the Meeting if such transferee produces properly endorsed share certificates or otherwise establishes ownership of such shares, and has demanded in writing, not later than 10 days before the Meeting, that the name of such transferee be included in the list of shareholders entitled to vote at the Meeting; and

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  a holder of Class A Subordinate Voting Shares issued by the Corporation after the Record Date in connection with the exercise of stock options or conversion rights to acquire such shares shall be entitled to vote at the Meeting in person or by proxy if such holder establishes ownership of such shares to the satisfaction of the Secretary of the Corporation or the chairman of the Meeting prior to the Meeting or any adjournment(s) or postponement(s) thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        As of the Record Date, there were 18,204,329 Class A Subordinate Voting Shares outstanding. Holders of Class A Subordinate Voting Shares are entitled to cast one (1) vote per Class A Subordinate Voting Share held by them on each matter to be acted on at the Meeting.

        As of the Record Date, there were 14,223,900 Class B Shares outstanding. Holders of Class B Shares are entitled to cast ten (10) votes per Class B Share held by them on each matter to be acted on at the Meeting. Holders of Class B Shares are entitled, at any time and from time to time, to convert each Class B Share into a Class A Subordinate Voting Share on a one-for-one basis.

        The following table sets forth information with respect to the only shareholders known to the directors or officers of the Corporation to own beneficially, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding Class A Subordinate Voting Shares or Class B Shares, as of the Record Date:

	Class of Shares	Number of Shares	Percentage of Class
Magna International Inc.(1)	Class B	14,223,900	100%
(1)
4,484,477 of these shares are held by 1128969 Ontario Inc., a wholly-owned subsidiary of Magna International Inc. ("Magna"). The Stronach Trust controls Magna through its right to direct the votes attached to 726,829 class B shares of Magna. Mr. Frank Stronach (the founder, chairman and a director of Magna) and Ms. Belinda Stronach (a director and the Chairman of the Corporation during calendar 2003, and the President, Chief Executive Officer and a director of Magna during its financial year ended December 31, 2003), together with two other members of their family, are the trustees of the Stronach Trust. Mr. Stronach and Ms. Stronach are also two of the members of the class of potential beneficiaries of the Stronach Trust.

        Magna International Inc. ("Magna") has advised the Corporation that it intends to vote its Class B Shares for the election of the management nominees named in this Circular as directors of the Corporation and for the re-appointment of Ernst & Young as the Auditors of the Corporation, including the authorization of the Audit Committee of the Board to fix the Auditors' remuneration.

BUSINESS TO BE TRANSACTED AT THE MEETING

Financial Statements and Auditors' Report

        Management, on behalf of the Board, will submit to the shareholders at the Meeting the audited consolidated financial statements of the Corporation for the year ended December 31, 2003, and the report of the Auditors thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken. The audited consolidated financial statements and Auditors' report form part of the Corporation's Annual Report to Shareholders which is being mailed to shareholders with the Notice and this Circular.

Election of Directors

        Under the restated articles of incorporation of the Corporation, the Board is to consist of a minimum of three (3) and a maximum of fifteen (15) directors. A special resolution passed on July 31, 1995 authorizes the directors to determine the number of directors of the Corporation from time to time. Pursuant to that special resolution, the number of directors of the Corporation is currently fixed at seven (7). The term of office for each current director expires at the close of the Meeting unless successors are not elected, in which case the current directors remain in office until their successors are elected or appointed in accordance with applicable law and the Corporation's by-laws.

        Management proposes to nominate, and the persons named in the accompanying form of proxy will vote for (in the absence of specific instructions to withhold or abstain from voting on the proxy), the election of the seven (7) persons whose names are set forth below, all of whom are now and have been directors of the Corporation for the periods indicated, but will not vote for a greater number of persons than the number of nominees named in the form of proxy. A shareholder may withhold his/her/its vote from any individual nominee by striking a line through the particular nominee's name in the form of proxy. Management does not contemplate that any of the nominees will be unable to serve as a director. If, as a result of circumstances not now contemplated, any nominee is unavailable to serve as a director of the Corporation, the proxy will be voted for the election of such other person or persons as management may select. Each director elected will hold office until the close of the next annual meeting of the shareholders of the Corporation or until his/her earlier resignation or replacement in accordance with applicable law and the Corporation's by-laws.

        The following table sets forth information with respect to each of the seven (7) management nominees for director, including the number of Class A Subordinate Voting Shares, Tesma deferred share units and Class B Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by each such nominee, as of the Record Date:

Name and Address of Proposed Nominee	Age	Director Since	Other Positions and Offices Presently Held With the Corporation	Principal Occupation	Class A Subordinate Voting Shares/Per Cent of Class	Deferred Share Units(1)	Class B Shares/ Per Cent of Class

Vincent J. Galifi(2) Woodbridge, Ontario	44	February 24, 2004	None	Executive Vice-President and Chief Financial Officer, Magna International Inc. (auto parts manufacturer)	20,590(3)	Nil	Nil
Manfred Gingl Kettleby, Ontario	55	April 27, 1995	Chairman and Chief Executive Officer	Chairman and Chief Executive Officer of the Corporation and Executive Vice Chairman, Magna International Inc. (auto parts manufacturer)	112,538(3)(4)	Nil	Nil
Oscar B. Marx, III(2)(5)(6) Laguna Beach, California	65	July 31, 1995	None	Vice President, TMW Enterprises Inc. (private investment firm)	3,610 (3)(7)(8)	12,511.37	Nil
Hon. David R. Peterson, P.C.(2)(6) Toronto, Ontario	60	February 13, 2002	None	Chairman, Cassels Brock & Blackwell LLP (Barristers and Solicitors)	2,000(3)(8)	5,610.66	Nil
Judson D. Whiteside(6)(9) Thornhill, Ontario	57	July 31, 1995	None	Chairman and Chief Executive Officer, Miller Thomson LLP (Barristers and Solicitors)	5,010(3)(8)(10)	6,888.16	Nil
Siegfried Wolf Weikersdorf, Austria	46	June 6, 2002	None	Executive Vice Chairman, Magna International Inc. (auto parts manufacturer)	103,948(3)	Nil	Nil
Hon. M. Douglas Young, P.C.(2)(9) Beresford (Bathurst), New Brunswick	63	July 31, 2002	None	Chairman, Summa Strategies Canada Inc. (government relations agency)	Nil(8)	5,658.77	Nil
(1)
Granted pursuant to the Tesma International Inc. Non-Employee Director Share-Based Compensation Plan. See "Compensation of Directors and Executive Officers — Directors' Compensation — Directors' Deferred Compensation Plan" below.

(2)
Member of the Corporate Governance and Compensation Committee (formerly the Human Resources and Compensation Committee). See "Board of Directors and Committees of the Board" below.

(3)
These shares represent less than 1% of the class.

(4)
These shares are held as follows: 40,000 of these shares are held by Wahlheim Capital Inc., a company controlled by Mr. Gingl; 51,474 of these shares are held by 1593057 Ontario Inc., which in turn is directly owned by the Gingl Family Trust, of which Mr. Gingl is one of several potential beneficiaries; 20,623 of these shares are held in a registered retirement savings plan, of which Mr. Gingl is the beneficial owner; and 441 of these shares are held directly.

(5)
Mr. Marx was appointed Lead Director of the Board on March 25, 2004.

(6)
Member of the Audit Committee. See "Board of Directors and Committees of the Board" below.

(7)
These shares are held by the OB Marx III Revocable Trust. Mr. Marx is the trustee for the OB Marx III Revocable Trust.

(8)
Each of Messrs. Marx and Whiteside also hold options to acquire 10,000 Class A Subordinate Voting Shares granted to them in their capacities as directors of the Corporation under the Tesma incentive stock option plan (the "Stock Option Plan") during fiscal 2000. Such options were granted for a term of ten years ending June 14, 2010, at an exercise price of $26.00, and vested as to 50% on the date of the grant (June 15, 2000) and the remaining 50% vested on August 1, 2001. Following their respective appointments as directors of the Corporation during fiscal 2002, each of Messrs. Peterson and Young were granted options to acquire 5,000 Class A Subordinate Voting Shares under the Stock Option Plan. Such options were granted for a term not exceeding ten years ending July 31, 2012, at an exercise price of $31.74, and vesting as to 50% on the date of the grant (August 21, 2002) with the remaining 50% vesting on August 1, 2003. Neither Mr. Galifi nor Mr. Wolf have been granted options to acquire Class A Subordinate Voting Shares. As to the options granted to Mr. Gingl (in his capacity as an officer of the Corporation) under the Stock Option Plan, see "Compensation of Directors and Executive Officers — Stock Option Plans, Grants and Exercises" below.

(9)
Member of the Environmental, Health and Safety Committee. See "Board of Directors and Committees of the Board" below.

(10)
600 of these shares are held by an associate of Mr. Whiteside.

        All of the management nominees for director were elected to their present terms of office by the shareholders of the Corporation at the annual and special meeting held on May 6, 2003, except Mr. Galifi who was appointed on February 24, 2004 to fill the vacancy created by the resignation of Ms. Belinda Stronach as a member of the Board on January 20, 2004. Manfred Gingl served as Vice-Chairman of the Corporation during calendar 2003, but was appointed as Chairman on February 24, 2004 to fill the vacancy created by the resignation of Ms. Stronach.

        Each of the management nominees for director has held the principal occupation identified in the above table or another position with the same employer for the past five years. Messrs. Gingl and Wolf are also directors of Magna. For biographical information relating to the Corporation's directors, please visit Tesma's website at www.tesma.com/corporate/corporategovernance.

        A majority of the nominees for director are considered to be "outside" or non-management directors and "unrelated directors" for the purposes of The Toronto Stock Exchange ("TSX") Corporate Governance Guidelines and "independent" for the purposes of the NASDAQ Stock Market, Inc. ("NASDAQ") Corporate Governance Rules. See Schedule "B" — "Report on Corporate Governance" of this Circular for a discussion of director independence from management.

        There are no contracts, arrangements or understandings between any management nominee and any other person (other than the directors and officers of the Corporation acting solely in such capacity) pursuant to which the nominee has been or is to be elected as a director of the Corporation.

        As of the Record Date, 1,677,754 Class A Subordinate Voting Shares, representing approximately 9.2% of the class, are held by the Tesma Canadian and U.S. Deferred Profit Sharing Plans (the "Tesma DPSPs") for the benefit of qualifying employees of the Corporation as part of the Tesma Employee Equity Participation and Profit Sharing Program (see "Compensation of Directors and Executive Officers — Report on Executive Compensation"). Through his position as the President of the Corporation, Mr. Anthony E. Dobranowski retains the right to direct the trustees of the Tesma DPSPs in regards to voting and disposing of such shares. The trustees, absent any direction from Mr. Dobranowski, have the right to vote such shares. Mr. Dobranowski is not a beneficiary under the Tesma DPSPs.

        Excluding the shares that Mr. Dobranowski may exercise control or direction over through the Tesma DPSPs, the directors and officers of the Corporation as a group (13 persons) owned beneficially or exercised control or direction over 309,424 Class A Subordinate Voting Shares, or approximately 1.7% of the class, and no Class B Shares, as of the Record Date.

Re-Appointment of Auditors/Auditors' Remuneration

        At the Meeting, the shareholders will be asked to re-appoint Ernst & Young as the Auditors of the Corporation, based on the recommendations of the Audit Committee and the Board. Ernst & Young have served as the Auditors of Tesma and its predecessors since November 1987. The persons named in the accompanying form of proxy will, in the absence of specific instructions to withhold or abstain from voting on the proxy, vote for the re-appointment of Ernst & Young as the Auditors of the Corporation to hold office until the next annual meeting of shareholders of the Corporation and to authorize the Audit Committee of the Board to fix the Auditors' remuneration.

        For a description of the fees billed to the Corporation by Ernst & Young for audit, audit-related and non-audit services provided during calendar 2003, see "Board of Directors and Committees of the Board — Audit Committee — Auditors Independence" below. Audit-related services provided by Ernst & Young to the Corporation are generally closely linked to the performance of the audit of Tesma's annual financial statements, including review engagement procedures of Tesma's quarterly interim financial statements, or are recurring services that are typically performed by the external auditors. Non-audit services consist primarily of tax compliance, advisory and research services, as well as special tax projects and transfer pricing assistance.

        Representatives of Ernst & Young are expected to attend the Meeting and will have an opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

        In general, the Board is responsible for the stewardship of the Corporation. The Board oversees the business and affairs of the Corporation and the day-to-day conduct of business by senior management, establishes or approves overall corporate policies where required and involves itself jointly with management in the creation of shareholder value, the preservation and protection of the Corporation's assets and the establishment of the Corporation's strategic direction. For these purposes, the Board holds regularly scheduled meetings on a quarterly basis, with additional meetings held as required. A separate strategic planning and business plan review meeting is held at, or prior to, the commencement of each financial year. There were a total of nine meetings of the Board during calendar 2003. The Board's independent directors also met in executive sessions either prior to or immediately following the Board's regular quarterly meetings. In addition, there is ongoing communication between senior management and Board members on an informal basis and through Committee meetings.

        To assist in the discharge of its responsibilities, the Board has established three standing committees — the Corporate Governance and Compensation Committee (formerly the Human Resources and Compensation Committee), the Environmental, Health and Safety Committee and the Audit Committee — and prescribed the responsibilities and mandates or charters of each such Committee. From time to time, the Board also establishes Special Committees composed entirely of independent directors (i.e. "outside" or non-management directors and "unrelated directors" within the meaning of the TSX Corporate Governance Guidelines (the "TSX Guidelines") — see "Report on Corporate Governance" in Schedule "B" to this Circular) to review and make recommendations on specific business matters, including related party transactions. See, for example, "Interests of Management and Other Insiders in Certain Transactions — Sale/Leaseback Transaction with Magna" below. Each such Special Committee operates pursuant to written guidelines or the mandate set out in the Board resolutions establishing such Special Committee.

Corporate Governance and Compensation Committee

        In March 2004, the Board approved the expansion of the size and scope of, and change of name of, the Human Resources and Compensation Committee (originally established in September 1995) to the Corporate Governance and Compensation Committee.

        The Corporate Governance and Compensation Committee is currently comprised of four directors: Messrs. Galifi (Chairman), Marx (appointed in March 2004), Peterson and Young, all of whom are "outside" or non-management directors. Messrs. Marx, Peterson and Young are also "unrelated directors" within the meaning of the TSX Guidelines and "independent" within the meaning of the NASDAQ Corporate Governance Rules. Mr. Galifi (who is Executive Vice President and Chief Financial Officer of Magna) has been determined by the Board to be a "related" director within the meaning of the TSX Guidelines in recognition of the various interests and business relationships that exist between Magna and Tesma from time to time, and is not considered "independent" within the meaning of the NASDAQ Corporate Governance Rules due to his position with Magna.

        In accordance with its written charter, the mandate of the Corporate Governance and Compensation Committee is to:

  •
  develop the Corporation's system of, and overall approach to, corporate governance generally, monitor compliance with applicable corporate governance requirements, assess the Board's effectiveness in governance matters and make recommendations to the Board with respect to corporate governance of the Corporation as a whole, including without limitation:

  •
  the stewardship role of the Board in respect of management of the Corporation;

  •
  Board size and composition;

  •
  director compensation; and

  •
  such processes and procedures as may be reasonably necessary to allow the Board to function independently of management of the Corporation;

  •
  generally review and make recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the Chief Executive Officer, for the members of Corporate Management (as defined in Tesma's Corporate Constitution) other than the Chief Executive Officer, and for other senior officers of the Corporation;

  •
  review and make recommendations to the Board regarding incentive compensation and equity based plans generally;

  •
  administer those functions delegated to the Committee pursuant to the Corporation's 2003 Amended and Restated Incentive Stock Option Plan, as may be amended from time to time, or any successor or replacement plan; and

  •
  generally review and make recommendations to the Board with respect to succession planning for the Chief Executive Officer, for the members of Corporate Management other than the Chief Executive Officer, and for other senior officers of the Corporation.

        Specific responsibilities of the Corporate Governance and Compensation Committee also include the review and approval of the disclosure relating to the compensation of directors and executive officers of the Corporation contained in this Circular (and, if applicable, in other documents prior to their distribution to Tesma's shareholders), and the preparation of the Report on Executive Compensation contained herein. See "Compensation of Directors and Executive Officers — Corporate Governance and Compensation Committee — Report on Executive Compensation" below. In addition, the Corporate Governance and Compensation Committee is responsible for periodically reviewing the mandates or written charters of all Board Committees, including its own, and recommending any amendments necessary or advisable to reflect the Corporation's system of, and overall approach to, corporate governance practices.

        The Corporate Governance and Compensation Committee is empowered to retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Committee in carrying out its duties and responsibilities.

        The full text of the Corporate Governance and Compensation Committee Charter is posted on Tesma's website (www.tesma.com/corporate/corporategovernance).

        The predecessor to the Corporate Governance and Compensation Committee met two times in calendar 2003.

Environmental, Health and Safety Committee

        The Environmental, Health and Safety Committee is currently comprised of two directors: Messrs. Young (Chairman) and Whiteside, both of whom are "outside" or non-management directors, "unrelated directors" within the meaning of the TSX Guidelines and "independent" within the meaning of the NASDAQ Corporate Governance Rules.

        In accordance with the authorizing resolution establishing the Environmental, Health and Safety Committee, the mandate of the Committee is to:

  •
  meet periodically to review, make recommendations and advise the Board with respect to environmental and occupational health and safety matters affecting the Corporation and its operating divisions;

  •
  have oversight responsibilities over the Corporation's Health, Safety and Environmental Policy, including the periodic review of such Policy and, if deemed necessary, the recommendation to the Board of amendments or changes thereto; and

  •
  be responsible for the review of the management systems in place for environmental and workplace health and safety matters, including the scheduled inspection and audit programs and other controls maintained by Tesma for its operating divisions.

        The Environmental, Health and Safety Committee is empowered to retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Committee in carrying out its duties and responsibilities.

        The Environmental, Health and Safety Committee was only established as a standing committee of the Board in February 2003 and met once in calendar 2003; however, throughout calendar 2003, management provided quarterly reports to the full Board on environmental, health and safety matters in conjunction with regular quarterly Board meetings. Prior to February 2003, management formally reported to the full Board on all material environmental and occupational health and safety matters affecting Tesma and its operating divisions.

Audit Committee

        The Audit Committee is currently comprised of three directors: Messrs. Whiteside (Chairman), Marx and Peterson, all of whom are "outside" or non-management directors and "unrelated directors" within the meaning of the TSX Guidelines. Each of Messrs. Whiteside, Marx and Peterson has been determined by the Board to meet the "independence" and "financial literacy" requirements for Audit Committee members currently applicable to the Corporation as set forth in the NASDAQ Corporate Governance Rules. In addition, the Audit Committee currently consists of and will continue to consist of at least one member who meets the financial experience, professional certification and financial sophistication requirements under the NASDAQ Corporate Governance Rules. Currently, this individual is Mr. Marx, who was also determined by the Board to be an "audit committee financial expert" as defined in Item 401 of Regulation S-K of the United States securities laws.

        Effective July 31, 2005, Audit Committee members will be required to meet a new definition of independence. The Board has reviewed the composition of the Audit Committee in light of this new definition of independence, and has determined that each of Messrs. Marx and Peterson will continue to be considered independent under such definition. The Board has also determined that Mr. Whiteside will not meet the new independence definition as of July 31, 2005 as a result of the fees paid by the Corporation to Miller Thomson LLP, the law firm in which he is a partner. The Corporation intends to fully comply with the new definition as required no later than July 31, 2005. Accordingly, to the extent that Miller Thomson LLP provides legal services to the Corporation or any of its subsidiaries in the future, Mr. Whiteside shall only continue to serve on the Audit Committee until a suitable replacement can be found prior to July 31, 2005 who satisfies the new independence definition for Audit Committee members. (See Schedule "B" — "Report on Corporate Governance — Statement of Corporate Governance Practices — NASDAQ Corporate Governance Rules" of this Circular.)

        The Audit Committee operates pursuant to its written charter (revised in March 2004), as well as the Corporation's by-laws and applicable law. In accordance with its charter, the mandate of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities to the Corporation's shareholders with respect to the integrity of the Corporation's financial statements and reports, and the financial reporting process. Specific responsibilities include:

  •
  reviewing and recommending to the Board the approval of the Corporation's interim and annual financial statements and management's discussion and analysis of results of operations and financial position related thereto;

  •
  being directly responsible for the appointment, compensation, retention and oversight of the work of the external Auditors;

  •
  pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external Auditors in respect of the provision of (i) all audit, audit-related, review or attestation engagements required by applicable law, and (ii) all non-audit services permitted to be provided by the external Auditors;

  •
  reviewing and approving the objectives and general scope of the external audit (including the overall audit plan, proposed timing and completion dates) and discussing the external audit with the external Auditors;

  •
  satisfying itself that management has established and is maintaining an adequate and effective system of internal financial and accounting controls and is responding on a timely basis to any significant weaknesses which have been identified;

  •
  reviewing and discussing with the external Auditors the (i) selection, use and quality of application of, and proposed changes to, critical accounting policies and practices of the Corporation and related judgments by management, and (ii) alternative treatments under generally accepted accounting principles for policies and practices relating to material items;

  •
  reviewing, on behalf of the Board, any actual or potential illegal, improper or fraudulent behaviour which may have a negative effect on the integrity or reputation of the Corporation;

  •
  assessing with management the Corporation's material risk exposures and the Corporation's actions to monitor and control such exposures;

  •
  reviewing all material off-balance sheet transactions entered into by management, and the related accounting presentation and disclosure;

  •
  discussing with the external Auditors the matters required to be discussed by the Statement of Auditing Standards Nos. 54, 61, 89 and 90 (and comparable generally accepted auditing standards in Canada) and other applicable standards or requirements in effect from time to time relating to the conduct of the audit of the annual financial statements and the quarterly review of the interim financial results of the Corporation;

  •
  preparing the Audit Committee report contained in this Circular; and

  •
  establishing procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls and auditing matters, and (ii) the confidential, anonymous submission of complaints by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

        The Audit Committee is also responsible for annually reviewing its charter and recommending any changes or amendments to the Board.

        The Audit Committee is empowered to retain outside financial, legal, accounting and other experts at the expense of the Corporation where reasonably required to assist and advise the Committee in carrying out its duties and responsibilities.

        The full text of the Corporation's Audit Committee Charter is attached as Schedule "A" to this Circular and is also posted on Tesma's website (www.tesma.com/corporate/corporategovernance).

        The Audit Committee met six times in calendar 2003 with management and representatives of Ernst & Young. The Audit Committee also regularly met with, and received reports on the activities of, the providers of internal audit services to the Corporation.

Auditors' Independence

        The Audit Committee discusses with Ernst & Young, as the external Auditors of the Corporation, their independence from management and the Corporation, and considers any services (in addition to audit and audit-related services, and non-audit tax compliance, advisory and research services) intended to be provided by Ernst & Young to the Corporation. There were no such additional services contemplated or provided by Ernst & Young in calendar 2003.

        The aggregate fees billed by Ernst & Young for: (i) audit and audit-related, and (ii) non-audit services provided to Tesma in calendar 2003, the fiscal 2002 stub period and fiscal 2002 were as follows:

	Calendar 2003	Fiscal 2002 Stub Period	Fiscal 2002

Audit and Audit-Related	$0.7 million	$0.3 million	$0.4 million

Non-Audit	$0.6 million	$0.1 million	$0.3 million

        Fees for audit and audit-related services include fees for the performance of the audits of the Corporation's financial statements for the periods in question, accounting and assurance services, the performance of quarterly review engagement procedures (commencing in the first quarter of calendar 2003), attendance at quarterly Audit Committee meetings and the provision of related information and reports. Substantially all of the fees paid for non-audit services were for tax compliance, advisory and research services, special tax projects and transfer pricing assistance. In calendar 2003, the fiscal 2002 stub period and fiscal 2002, Ernst & Young did not provide any consulting services to the Corporation or services relating to the design or implementation of the Corporation's financial information systems.

Audit Committee Report

        In connection with the audited consolidated financial statements of the Corporation for calendar 2003, the Audit Committee has:

  (i)
  reviewed and discussed the audited consolidated financial statements and management's discussion and analysis of results of operations and financial position ("MD&A") with Tesma's senior management;

  (ii)
  discussed with Ernst & Young the matters required to be discussed by the Canadian Institute of Chartered Accountants and the U.S. Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended;

  (iii)
  received and reviewed with Ernst & Young the written disclosures and related letter required by the Canadian Institute of Chartered Accountants and U.S. Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as amended, discussed with Ernst & Young their independence as Auditors of the Corporation pursuant to the Sarbanes-Oxley Act of 2002 and Rule 3600T of the Public Company Accounting Oversight Board (which designates as interim independence standards Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and Standards Nos. 1, 2 and 3 of the Independence Standards Board), and accepted Ernst & Young's confirmation of such independence; and

  (iv)
  reviewed with Ernst & Young its report to shareholders on the consolidated financial statements.

        Management is responsible for the Corporation's internal controls and the financial reporting process. Ernst & Young are responsible for performing an independent audit on the Corporation's consolidated financial statements in accordance with Canadian generally accepted auditing standards and United States generally accepted auditing standards, and issuing an auditors' report thereon. The Audit Committee's responsibility is to monitor and oversee these processes in accordance with its mandate (the Audit Committee Charter).

        Based on the reviews and discussions above, the Audit Committee has approved and recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements and the related MD&A in the Tesma Annual Report to Shareholders, and other forms and reports required to be filed by the Corporation with the applicable Canadian securities regulatory authorities, the United States Securities and Exchange Commission and the applicable stock exchanges in respect of calendar 2003.

        The members of the Audit Committee have approved the contents of this report and its inclusion in this Circular.

        The foregoing report is dated as of March 25, 2004 and is submitted by the Tesma Audit Committee.

Judson D. Whiteside (Chairman)	Oscar B. Marx, III	David R. Peterson

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table (the "Summary Compensation Table") sets forth a summary of all annual, long-term and other compensation earned for services in all capacities to the Corporation, its subsidiaries and other entities in which the Corporation has an interest, in calendar 2003, the fiscal 2002 stub period and fiscal 2002, in respect of individuals who were, as of December 31, 2003, the Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") of the Corporation.

		Annual Compensation (1)			Long-Term Compensation Awards
Name and Principal Position	Financial Year	Salary	Bonus (2)	Other Annual Compensation	Securities Under Options Granted	All Other Compensation

Manfred Gingl (3) Chairman and Chief Executive Officer	2003 2002 Stub (4) 2002	$— $— $112,832	$— $— $687,855	— — (5)	— — Nil		— — Nil

Anthony E. Dobranowski (6) President and Chief Financial Officer	2003 2002 Stub (4) 2002	$110,500 $46,206 $94,085	$928,720 $251,278 $520,862	(5) (5) (5)	100,000 Nil Nil		Nil Nil Nil

Paul Manners (7) Executive Vice President and Chief Operating Officer	2003 2002 Stub (4) 2002	$110,500 $46,206 $84,066	$371,488 $100,512 $219,947	(5) (5) (5)	20,000 20,000 Nil		Nil Nil Nil

Pasquale Cerullo (8) Executive Vice President, Sales, Marketing and Corporate Development	2003 2002 Stub(4) 2002	$100,000 $41,668 $117,000	$619,147 $167,420 $440,190	(5) (5) (5)	75,000 Nil Nil	$ $ $	16,500 6,250 16,500

James L. Moulds (9) Vice President, Finance and Treasurer	2003 2002 Stub (4) 2002	$97,555 $36,372 $87,333	$371,488 $100,512 $278,148	(5) (5) (5)	10,000 Nil Nil		Nil Nil Nil

(1)
All amounts shown for calendar 2003, the fiscal 2002 stub period and fiscal 2002 have been converted from Canadian dollars, the currency in which such amounts were paid, to U.S. dollars at the average exchange rates that were in effect during these periods (Cdn.$1.3969, Cdn.$1.5694 and Cdn.$1.5687 per U.S. $1.00, respectively), except for the amounts shown for Mr. Cerullo which were paid in U.S. dollars.

(2)
Incentive bonuses that are directly related to the performance of the Corporation. See "Employment Contracts" below.

(3)
Mr. Gingl was appointed as Chairman of the Corporation (relinquishing the title of Vice Chairman of the Corporation) effective February 24, 2004. Since May 1, 2002, 100% of Mr. Gingl's compensation arrangements (including base salary, annual cash bonus and fringe benefits) have been borne by Magna (as a consequence of his appointment as Executive Vice Chairman of Magna). See "Employment Contracts" below.

(4)
2002 Stub is the five-month period ended December 31, 2002.

(5)
Perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus for the designated Named Executive Officer for each period shown.

(6)
Mr. Dobranowski was appointed as President of the Corporation (relinquishing the title of Executive Vice-President of the Corporation) effective May 6, 2002.

(7)
Mr. Manners was appointed as Executive Vice President and Chief Operating Officer of the Corporation effective May 6, 2002 and served in that capacity until January 2, 2004. Prior to May 6, 2002, Mr. Manners served in various operational positions within the Corporation, including tenures as a plant manager, divisional general manager, group general manager and, most recently, as group vice president, operations of Tesma Fuel Technologies. The amounts set out in the Summary Compensation Table for each of calendar 2003, the fiscal 2002 stub period and fiscal 2002 represent 100% of the compensation received by Mr. Manners from the Corporation in each such period. See "Employment Contracts" below.

(8)
Mr. Cerullo was appointed Executive Vice-President, Sales, Marketing and Corporate Development (relinquishing the title of Vice-President, Sales and Marketing) effective March 6, 2002. Mr. Cerullo was not directly employed or compensated by the Corporation during calendar 2003, the fiscal 2002 stub period or fiscal 2002, but was employed and compensated by a Detroit-based sales representation company. During calendar 2003, the fiscal 2002 stub period and fiscal 2002, Mr. Cerullo performed services on behalf of Tesma, and the amounts set out in the Summary Compensation Table for each such period represent 100% of Mr. Cerullo's compensation paid by the sales representation company in such periods. See "Employment Contracts" below.

(9)
Mr. Moulds was appointed as Treasurer of the Corporation (relinquishing the title of Controller of the Corporation) effective September 19, 2002.

Stock Option Plans, Grants and Exercises

        On July 19, 1995, Tesma adopted an incentive stock option plan (the "Stock Option Plan") in order to provide incentive stock options and, if specifically granted, stock appreciation rights in respect of its Class A

Subordinate Voting Shares to eligible senior officers and employees of the Corporation and its subsidiaries. Effective October 24, 1996 and subject to shareholder approval (which was received on December 4, 1996), the Board authorized an amendment and restatement of the Stock Option Plan to (a) extend the group of persons eligible to participate under the Stock Option Plan to include directors and persons engaged to provide management or consulting services to or for the benefit of the Corporation or its subsidiaries and (b) specifically adopt, in the text of the Stock Option Plan, the provisions of section 630 of the rules of the TSX on listed company incentive share arrangements. Effective June 15, 2000, the Board authorized a further amendment and restatement of the Stock Option Plan to (a) enable members of the Human Resources and Compensation Committee (now the Corporate Governance and Compensation Committee, which is responsible for the administration of the Stock Option Plan) to become eligible, together with the other directors of the Corporation, to participate in the Stock Option Plan, and (b) permit the transfer of options by participants under the Stock Option Plan to their family members, registered retirement savings plans, family trusts or controlled corporations in accordance with the applicable policies of the TSX. Effective March 24, 2003 and subject to shareholder approval (which was received on May 6, 2003) the Board authorized a further amendment and restatement of the Stock Option Plan to increase the maximum number of Class A Subordinate Voting Shares for which options and stock appreciation rights may be granted thereunder, from 3,000,000 to 4,000,000 (subject to certain customary anti-dilutive adjustments).

        The option price for options granted under the Stock Option Plan is established at the time of the grant, but cannot be less than the closing price of the Class A Subordinate Voting Shares on the TSX (with respect to options denominated in Canadian dollars) or on the NASDAQ National Market (with respect to options denominated in U.S. dollars) on the trading day immediately prior to the date of the grant. Each option is exercisable in such manner as may be determined at the time of the grant, and options granted are for terms not exceeding ten years. Under the Stock Option Plan, the Corporation does not provide any financial assistance to participants in order to facilitate the purchase of Class A Subordinate Voting Shares thereunder.

        As at December 31, 2003, options to purchase an aggregate of 1,483,350 Class A Subordinate Voting Shares were outstanding under the Stock Option Plan. The outstanding options have exercise prices of Cdn.$10.50 per share (for 140,000 options), Cdn.$17.25 per share (for 62,000 options), Cdn.$19.00 per share (for 54,000 options), Cdn.$21.70 per share (for 10,000 options), Cdn.$22.50 per share (for 60,000 options), Cdn.$26.00 per share (for 405,350 options), Cdn.$26.45 per share (for 300,000 options), Cdn.$28.80 per share (for 275,000 options), Cdn.$29.40 per share (for 132,500 options) and Cdn.$31.74 per share (for 44,500 options), and have expiration dates of July 30, 2005 (for 80,000 options), July 31, 2006 (for 60,000 options), July 31, 2007 (for 70,000 options), July 31, 2008 (for 62,000 options), July 31, 2009 (for 54,000 options), June 14, 2010 (for 405,350 options), July 31, 2010 (for 432,500 options), July 31, 2012 (for 44,500 options) and December 31, 2012 (for 275,000 options).

        No stock appreciation rights or options to purchase securities of the Corporation or its subsidiaries were granted to any of the Named Executive Officers during calendar 2003, except as disclosed in the following table:

Option Grants During Calendar 2003 (1)
	Number of Securities Under Options Granted	% of Total Options Granted to Employees During Calendar 2003	Exercise or Base Price per Share (Cdn.$/Share)	Market Value of Securities Underlying Options on Date of Grant (Cdn.$/Share)	Expiration Date

Manfred Gingl	—	—	—	—	—

Anthony E. Dobranowski	100,000	36.4%	$28.80	$28.80	December 31, 2012

Paul Manners	20,000	7.3%	$28.80	$28.80	December 31, 2012

Pasquale Cerullo	75,000	27.3%	$28.80	$28.80	December 31, 2012

James L. Moulds	10,000	3.6%	$28.80	$28.80	December 31, 2012

(1)
On January 14, 2004, options to purchase Class A Subordinate Voting Shares of the Corporation were granted to Messrs. Dobranowski (32,500; 29.8% of total grant), Manners (10,000; 9.2% of total grant), Cerullo (22,500: 20.6% of total grant) and Moulds (10,000; 9.2% of total grant) at an exercise price of Cdn.$31.55 per share (being the closing trading price of the Class A Subordinate Voting Shares on the TSX on January 13, 2004), and having an expiration date of December 31, 2010.

        The following table sets forth certain information with respect to the options exercised or surrendered by the Named Executive Officers in calendar 2003, the aggregate number of unexercised options granted to the Named Executive Officers that were outstanding on December 31, 2003, and the value of such unexercised in-the-money options at such date:

Aggregate Option Exercises Year Ended December 31, 2003 and 2003 Year-End Option Values
			Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (1)
Name	Class A Subordinate Voting Shares Acquired on Exercise (#)	Aggregate Value Realized on Exercise (Cdn.$)	Exercisable (#)	Unexercisable (#)	Exercisable (Cdn.$)	Unexercisable (Cdn.$)

Manfred Gingl	—	—	160,000	40,000	$520,000	$130,000

Anthony E. Dobranowski	—	—	274,000	106,000	$2,373,250	$101,000

Paul Manners	—	—	20,800	30,200	$4,400	$7,850

Pasquale Cerullo	—	—	155,000	70,000	$1,469,875	$43,250

James L. Moulds	—	—	28,000	14,500	$85,400	$13,350

(1)
Based on the difference between the closing trading price of the Class A Subordinate Voting Shares on the TSX on December 31, 2003 (being Cdn.$29.25) and the exercise price of the related options, multiplied by the number of options held by the Named Executive Officer.

Pension Plans

        None of the officers of the Corporation or its subsidiaries, including the Named Executive Officers, participate in any Magna or Corporation-provided pension plans.

Employment Contracts

        During calendar 2003, Ms. Stronach served as the Chairman of the Corporation. The Chairman of the Corporation is a non-executive position and, accordingly, Ms. Stronach was not employed by, had no employment contract with, and received no direct remuneration from, Tesma. Ms. Stronach resigned as the Chairman and as a director of the Corporation effective January 20, 2004.

        During calendar 2003, Mr. Gingl served as the Vice Chairman and Chief Executive Officer of the Corporation. Mr. Gingl was appointed the Chairman of the Corporation on February 24, 2004 following the resignation of Ms. Stronach. The Corporation has not entered into an employment contract with Mr. Gingl in connection with his position as the Chairman and Chief Executive Officer of Tesma. Since May 1, 2002, 100% of Mr. Gingl's compensation arrangements (including base salary, annual cash bonus and fringe benefits) have been borne by Magna, as a consequence of his appointment as Executive Vice Chairman of Magna.

        The Corporation entered into an employment contract with Mr. Dobranowski in his capacity as President and Chief Financial Officer of Tesma commencing May 1, 2002 and continuing until terminated in accordance with its provisions. For calendar 2003, Mr. Dobranowski's employment contract provided for a base salary of $110,500 per annum, an annual cash bonus based on a specified percentage of Tesma's adjusted pre-tax profits, the ownership of a minimum number of Class A Subordinate Voting Shares, as well as confidentiality obligations and non-competition restrictions. Mr. Dobranowski's employment contract further provides that his employment may be terminated by the Corporation either by giving advance written notice of termination for a prescribed period of time or by paying severance in lieu thereof. No notice or severance payment is required for a termination for just cause or upon Mr. Dobranowski's voluntary resignation.

        The Corporation entered into an employment contract with Mr. Manners in his capacity as Executive Vice President and Chief Operating Officer of Tesma commencing May 1, 2002, which continued until Mr. Manners' relinquished such position on January 2, 2004 in order to resume his role as group vice president of Tesma Fuel Technologies. For calendar 2003, Mr. Manners' employment contract provided for a base salary of $110,500 per annum, an annual cash bonus based on a specified percentage of Tesma's adjusted pre-tax profits, the ownership of a minimum number of Class A Subordinate Voting Shares, as well as confidentiality obligations and non-competition restrictions. Mr. Manners' employment contract further provided that his employment may be terminated by the Corporation either by giving advance written notice of termination for a prescribed period of time or by paying severance in lieu thereof. No notice or severance payment was required for a termination for just cause or upon Mr. Manners' voluntary resignation.

        Mr. Cerullo serves as Executive Vice President, Sales, Marketing and Corporate Development of Tesma. Mr. Cerullo has not entered into an employment contract with, nor did he receive any direct remuneration from, the Corporation during calendar 2003 (see footnote 8 to the Summary Compensation Table above).

        The Corporation entered into an employment contract with Mr. Moulds in his capacity as Vice President, Finance and Controller of Tesma commencing September 16, 1999 and continuing until terminated in accordance with its provisions. Effective September 19, 2002, Mr. Moulds relinquished his title of Controller and was named Treasurer of the Corporation. Mr. Moulds' employment contract continues to apply in his new capacity as Vice President, Finance and Treasurer of the Corporation. For calendar 2003, Mr. Moulds' employment contract provided for a base salary of Cdn.$137,000 per annum, an annual cash bonus based on a specified percentage of Tesma's adjusted pre-tax profits, the ownership of a minimum number of Class A Subordinate Voting Shares, as well as confidentiality obligations and non-competition restrictions. Mr. Moulds' employment contract further provides that his employment may be terminated by the Corporation either by giving advance written notice of termination for a prescribed period of time or by paying severance in lieu thereof. No notice or severance payment is required for a termination for just cause or upon Mr. Moulds' voluntary resignation.

        No payments are required to be made under any current employment contracts with the Named Executive Officers in the event of a change in the control of the Corporation. The maximum total amount payable by the Corporation pursuant to such contracts for severance is approximately $2.3 million in the aggregate, plus any annual bonus entitlement pro rated to the date of termination.

Directors' Compensation

Directors' Fees

        For calendar 2003, each director who was neither an employee of the Corporation nor a director or an officer of Magna (an "Eligible Director") was paid (or was eligible to be paid) as remuneration for his services as a director of the Corporation, the amounts set out below:

Annual Board Retainer (total)	$20,000
Cash (maximum)	$15,000
Class A Subordinate Voting Shares(1) (minimum)	$5,000
Annual Committee Retainer	$2,500
Annual Committee Chair Retainer
Audit/Compensation Committees	$8,000
Environmental/Other Committees	$4,000
Per Meeting Fee (Board and Committee)	$1,000
Written Resolutions Fee (per resolution)	$250
Board/Committee Work Day Fee	$1,500
Travel Day Fee(2)	$1,500
(1)
Also payable in Tesma deferred share units.

(2)
Eligible Directors are also entitled to be reimbursed for travelling and other expenses incurred by them in attending meetings of the Board or any Committee.

        Eligible Directors are subject to a minimum maintenance (hold) requirement in respect of any Class A Subordinate Voting Shares received from the Corporation as payment for their services as directors of the Corporation. This maintenance requirement encourages director investment in the Corporation by requiring such directors to accumulate, during their tenures as directors (in minimum annual increments of $5,000), Class A Subordinate Voting Shares having a minimum market value of $30,000. The market value of any deferred share units credited to the director pursuant to the non-employee director share-based compensation plan (see "Directors' Deferred Compensation Plan" below) also applies to this $30,000 minimum maintenance requirement.

        The total amount of directors fees paid to (or deferred by) Eligible Directors for calendar 2003 was approximately $301,000 (excluding expense reimbursements).

        On March 25, 2004, Mr. Marx was appointed the Lead Director of the Board. In conjunction with this appointment, the Board determined to pay an annual Lead Director retainer of $8,000, subject to further review and recommendation by the Corporate Governance and Compensation Committee.

Directors' Deferred Compensation Plan

        Effective January 1, 1999, Tesma established a non-employee director share-based compensation plan (the "Plan") which provides Eligible Directors with a choice to defer up to 100% (in increments of 25%, 50%, 75% or 100%) of their total annual remuneration as directors from Tesma (including Board and Committee retainers, Committee chair retainers, meeting attendance fees, written resolution fees and work and travel day fees), until the director ceases to be a director of the Corporation for any reason. The amounts deferred are reflected in deferred share units allocated under the Plan, each of which has an initial value equal to the market value of a Class A Subordinate Voting Share at the time that the particular payment(s) to the director would become payable. The value of a deferred share unit appreciates (or depreciates) with increases (or decreases) in the market price of the Class A Subordinate Voting Shares, and the Plan also takes into account any dividends paid on the Class A Subordinate Voting Shares. If an Eligible Director elects to participate in the Plan, the requirement to be paid a portion of the annual Board retainer (minimum of $5,000) in Class A Subordinate Voting Shares ceases to apply. Under the Plan, when an Eligible Director leaves the Board, he receives (within a prescribed period of time) a cash payment equal to the then value of his accrued deferred share units, net of withholding taxes. As of the Record Date, Messrs. Marx, Peterson, Whiteside and Young (all of whom are Eligible Directors) have elected to participate in the Plan. For details as to the number of deferred share units held by each Eligible Director as of the Record Date, see "Business to be Transacted at the Meeting — Election of Directors" above.

Corporate Governance and Compensation Committee

        For a discussion of the composition and mandate of the Corporate Governance and Compensation Committee, see "Board of Directors and Committees of the Board — Corporate Governance and Compensation Committee" above.

Report on Executive Compensation

        Tesma has adopted the organizational and operating policies and principles utilized by Magna for many years, certain of which have been embodied in the Corporate Constitution. See Schedule "B" — "Report on Corporate Governance — Corporate Constitution" of this Circular. Tesma's Corporate Constitution attempts to balance the interests of shareholders, employees and management by specifically defining the rights of employees (including management) and investors to participate in the Corporation's profits and growth, and reflects certain operational and compensation philosophies which align employee (including management) and shareholder interests. These philosophies and the Corporate Constitution assist in maintaining an entrepreneurial environment or culture at Tesma which encourages flexibility, productivity, ingenuity and innovation. Two key elements of this entrepreneurial culture are an emphasis on decentralization, which provides management with a high degree of autonomy at all levels of operation, as well as direct participation in profits by eligible employees (including variable, incentive-based compensation for management), who are also shareholders of the Corporation (either directly or indirectly by virtue of participation in the Tesma

DPSPs). It is Tesma's objective to maintain its entrepreneurial culture. Accordingly, the Corporation intends to continue to apply its established compensation philosophies, which have been essential to its ability to attract, retain and motivate skilled, entrepreneurial employees at all levels of the Tesma organization, while assisting in the alignment of the interests of the Corporation's shareholders and employees.

        Consistent with the Corporate Constitution, certain managers who have senior operational or corporate responsibilities receive a remuneration package consisting of a base salary (which is generally lower than comparable industry standards) and an annual incentive bonus based on direct profit participation at the operating or corporate level at which such manager is involved. All other qualifying employees participate in 10% of the Corporation's "Employee Pre-Tax Profits Before Profit Sharing" (as defined in the Corporate Constitution) under the Tesma Employee Equity Participation and Profit Sharing Program which fosters employee participation in the profits and share ownership of Tesma and consists of a deferred profit sharing component (which is invested primarily in Class A Subordinate Voting Shares) and an annual cash distribution. As of the date of this report, the deferred profit sharing component of the Tesma Employee Equity Participation and Profit Sharing Program holds approximately 9.2% of the outstanding Class A Subordinate Voting Shares.

        The Corporate Governance and Compensation Committee, in accordance with its mandate, considers and applies the historical operating philosophies and policies of the Corporation, including its Corporate Constitution, direct profit participation, mandatory stock ownership and the use of stock options granted under the Stock Option Plan, to align the interests of management and shareholders and to create shareholder value. The Corporate Governance and Compensation Committee, therefore, applies the following criteria in determining or reviewing recommendations for compensation for management, including where applicable, the executive officers of the Corporation:

  Base Salaries.    Base salaries should generally be below base salaries for comparable positions within North American industrial companies (including the automotive parts supplier industry) and are not customarily increased on an annual basis. As a result, fixed compensation costs are contained or reduced, with financial rewards coming principally from variable incentive compensation.

  Incentive Compensation.    The amount of direct profit participation and, therefore, the amount of compensation "at risk" increases with the level of performance and/or responsibility. In many cases, the incentive-based compensation component for operational and corporate management represents the majority of an individual's total compensation package. Variable incentive cash compensation for calendar 2003 paid to the Named Executive Officers represented, on average, almost 83% of such individuals' total cash compensation and reflects the financial performance (and the overall performance of management) during calendar 2003. Due to the variable nature of profit participation, incentive cash compensation is generally reduced in cyclical or other down periods due to reduced profits. As a result, management (including Tesma's executive officers) are encouraged to emphasize consistent profitability over the medium to long-term to sustain stable levels of annual compensation. Under the Corporate Constitution, the aggregate incentive bonuses paid and payable to Corporate Management (which includes the Named Executive Officers) in respect of any financial year shall not exceed 6% of the Corporation's "Pre-Tax Profits Before Profit Sharing" (as defined in the Corporate Constitution) for such year.

  Long-Term Incentives.    Minimum stock ownership in the Corporation is generally required of all profit participators (including executive officers) in order to align their interests with those of shareholders and to encourage the enhancement of shareholder value. In addition, upon the grant of options under the Stock Option Plan, extended vesting and exercise periods (of up to 5 and 10 years, respectively) are frequently used to encourage option recipients to remain as employees or officers of Tesma over the long-term, thereby promoting management stability.

  Written Employment Contracts.    The Corporation extensively utilizes written employment contracts with its executive and senior officers and members of group or divisional management to reflect the terms of their respective employment, including compensation, severance, stock ownership, confidentiality and non-competition arrangements. Prior to the entry into, renewal and/or material amendment of employment contracts with executive or senior officers of the Corporation, the Corporate Governance and Compensation Committee reviews such officer's compensation in the context of Tesma's historical compensation philosophies and policies, such officer's individual performance and relevant industry comparators, with the objective of ensuring that the compensation payable to such officer is, in the circumstances, commensurate with the Corporation's performance and is primarily "at risk". The calendar 2003 annual, long-term and other compensation referred to in the Summary Compensation Table for the Named Executive Officers properly reflects the compensation and benefits provided to them under their respective employment contracts.

  Tesma believes that its continued growth, superior financial returns and growth in shareholder value justify meaningful financial rewards for its executive and senior officers which are contingent on the continued profitability of the Corporation.

        The members of the Corporate Governance and Compensation Committee have approved the contents of this report and its inclusion in this Circular.

        The foregoing report is dated as of March 25, 2004 and is submitted by the Tesma Corporate Governance and Compensation Committee.

Vincent J. Galifi (Chairman)	David R. Peterson	M. Douglas Young

SHAREHOLDER PERFORMANCE REVIEW GRAPH

        The following graph compares the yearly total cumulative return (including dividends) for Cdn.$100 invested in Class A Subordinate Voting Shares on July 31, 1999, with the yearly cumulative total return of the S&P/TSX Composite Index and the TSX Auto Parts Sub-Index (a peer industry index of automotive parts suppliers) for each of Tesma's last four most recently completed full fiscal years and the fiscal 2002 stub period. The values of each investment reflected in the graph are based on share price appreciation or depreciation plus, in the case of the Class A Subordinate Voting Shares, dividend reinvestment.

(All amounts in Cdn.$)	July 31, 1999	July 31, 2000	July 31, 2001	July 31, 2002	December 31, 2002	December 31, 2003

Class A Subordinate Voting Shares	$100.00	$139.32	$148.06	$172.82	$145.15	$158.74

S&P/TSX Total Return Composite Index	$100.00	$148.87	$111.51	$97.40	$98.36	$124.64

TSX Auto Parts Sub-Index	$100.00	$84.56	$109.25	$104.18	$97.20	$128.80

Total Cumulative Return on Cdn.$100 Investment made July 31, 1999
(Assuming Reinvestment of Dividends)

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

        None of the current or former directors, executive officers, senior officers or employees of the Corporation or its subsidiaries, nor any associates of such persons, were indebted at any time during calendar 2003 to the Corporation or its subsidiaries in connection with the purchase of securities of the Corporation or its subsidiaries. As of the Record Date, the aggregate amount of indebtedness to the Corporation or its subsidiaries incurred other than in connection with the purchase of securities of the Corporation or its subsidiaries, excluding routine indebtedness, was approximately $0.3 million in the case of employees of the Corporation and its subsidiaries. Excluding routine indebtedness, as of the Record Date, none of the current or former directors, executive officers and senior officers of the Corporation, nor any associates of such persons, were indebted to the Corporation or its subsidiaries.

INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS

Affiliation Agreement

        Magna and Tesma are parties to an Affiliation Agreement which formalizes certain aspects of their relationship and which continues to substantially reflect the arrangements adhered to by Magna and Tesma (including Tesma's predecessors) since September 1, 1988. Pursuant to the Affiliation Agreement, Magna provides Tesma with:

  •
  access to its senior management;

  •
  representation on Tesma's Board;

  •
  details of new management techniques and incentive programs;

  •
  Magna-wide marketing and market research materials, joint consultation with respect to future research and development, and marketing efforts; and

  •
  a non-exclusive, world-wide licence to use trademarks which identify Magna (and its products, services and activities) in order to identify Tesma (and its products, services and activities) as being affiliated with Magna, in return for an affiliation fee calculated on the basis of 1.0% of the Corporation's consolidated net sales, with special "phase-in" arrangements applying to net sales generated from acquisitions completed by the Corporation. There is no affiliation fee payable on the net sales generated from an acquired business in the financial year of the acquisition and only 50% of the affiliation fee (i.e. a fee calculated at 0.5% of net sales) is payable during the following financial year. The full 1.0% affiliation fee is payable by Tesma on the net sales from such acquired business in all subsequent financial years. Pursuant to the Corporate Constitution, the affiliation fee may not be increased without the prior approval of the holders of the Class A Subordinate Voting Shares and the holders of the Class B Shares, each voting separately as a class. The aggregate affiliation fee paid by the Corporation to Magna in respect of calendar 2003 was $10.8 million.

        Under the Affiliation Agreement, Magna has the right to obtain non-exclusive licences under Tesma's present and future patents, upon normal commercial terms, to utilize any such patent in a field of operation or area of use not intended to be utilized by Tesma and in respect of products which do not compete with products produced by Tesma. Subject to Magna's discretion to license any new technology or intellectual property developed by Magna to any of Magna's subsidiaries, which may or may not include Tesma, each of Magna and Tesma have agreed to make reasonable commercial efforts to license to the other exclusively, upon normal commercial terms, any new technology or intellectual property developed by them.

        The Affiliation Agreement also provides that all programs established by Magna for the general benefit of Magna's employees (other than the Magna employee equity participation and profit sharing program) will be made available to employees of Tesma, and that the Corporation will pay its pro rata share of the costs of these programs. Specifically, the Affiliation Agreement also provides that the Corporation will fund its pro rata share of the cost of Simeon Park, a 100 acre recreational park situated near Toronto, Ontario maintained by Magna for the exclusive use of the employees (and their families) of Magna and its affiliates, including Tesma.

        The Affiliation Agreement is effective for a term of seven years and five months ending December 31, 2009, and will be renewed automatically for further one-year terms unless terminated by the Corporation or Magna upon six months' notice prior to the date of renewal.

Social Fee Agreement

        Under the terms of the Social Fee Agreement, Tesma pays Magna a fee based on 1.5% of pre-tax profits as a contribution to social and charitable programs co-ordinated by Magna on behalf of itself and its affiliates, including Tesma. This social commitment fee represents partial compliance with the requirement in the Corporate Constitution for Tesma to allocate a portion of its "Pre-Tax Profits" for political, patriotic, philanthropic, charitable, educational, scientific, artistic, social or other useful purposes in the communities in which Tesma and its affiliates, including Magna, operate. The aggregate social commitment fee paid by the Corporation to Magna in respect of calendar 2003 was $1.6 million.

        The Social Fee Agreement is effective for a term of seven years and five months ending December 31, 2009, and will be renewed automatically for further one-year terms unless terminated by the Corporation or Magna upon six months' notice prior to the date of renewal.

Magna Services Inc.

        Tesma enters into separate arrangements from time to time with Magna Services Inc. ("ServiceCo"), a wholly-owned subsidiary of Magna, regarding the provision of certain administrative services for charges negotiated annually. Currently, the services provided by ServiceCo to the Corporation include: information technology (WAN infrastructure and support services); human resource and employee relations services (including administration of the Tesma Employee Equity Participation and Profit Sharing Program); foreign marketing services; insurance; specialized legal, environmental, immigration, finance and treasury support; and management and technology training. The aggregate charges for such services, including an allocated share of ServiceCo's facility and overhead costs dedicated to providing these services, paid by the Corporation to ServiceCo in respect of calendar 2003 was $1.7 million.

Sale/Leaseback Transaction with Magna

        On January 31, 2003, Tesma completed a sale and leaseback transaction with MI Developments Inc. ("MID"), then a wholly-owned subsidiary of Magna, for all the land and buildings on the Tesma corporate campus, which includes the corporate office building and two manufacturing facilities. This transaction was reviewed by a Special Committee of independent directors, consisting of Messrs. Whiteside (Chairman), Marx, Peterson and Young, which recommended to the Board to proceed with the transaction (subject to certain amended terms) as being in the best interests of Tesma in the circumstances. The unrelated directors on the Board accepted the Special Committee's recommendation and approved the transaction on the amended terms proposed.

        Under the terms of the purchase and sale agreement, the land and buildings comprising the Tesma corporate campus (with a carrying value of $23.5 million) were sold to MID for cash proceeds approximating fair value of $25.0 million. As part of the transaction, Tesma entered into agreements to lease the properties back from MID (at prevailing market rates at inception) for a term of twelve years (with an initial option to renew for three years followed by two subsequent five-year renewal options) and to make lease payments of approximately $2.7 million per year. In addition, under the terms of the transaction, construction management fees (including carrying charges) of $1.3 million previously billed in fiscal 2002 by MID to the Corporation on account of this project were refunded.

        Rental payments totalling $1.9 million were paid to MID for the period from February 1, 2003 to August 29, 2003, the date when all of the shares of MID were distributed to the shareholders of Magna pursuant to a planned reorganization of Magna. As a result of this distribution, MID became directly controlled by the same entity that indirectly controls Tesma, such that MID remains a related party to Tesma, but is no longer part of the group of companies controlled by Magna.

Other Transactions

        Effective January 1, 2003, Tesma's Austrian subsidiary transferred certain assets and activities into Magna Systemtechnik AG ("MST"), an entity controlled by Magna established for the training of apprentices in the design, development and manufacturing of tools, prototypes and automotive components. Effective this same date, Tesma acquired a minority equity ownership interest in MST and will participate in its ongoing activities to the extent of this equity ownership interest. Tesma accounts for this investment using the equity method and, accordingly, $0.4 million was recorded as Tesma's share of the net losses of MST to December 31, 2003.

        During calendar 2003, Tesma incurred $0.4 million of capital costs relating to the portion of certain assembly lines that MST was subcontracted to build (the costs of the completed assembly lines were billed by another supplier). In addition, due to the cost overruns and other issues pertaining to these assembly lines, MST billed Tesma an additional $0.8 million, which was expensed in calendar 2003. At December 31, 2003, Tesma had a net payable of $1.0 million due to MST.

        During calendar 2003, Tesma was billed an additional $0.5 million for costs relating to various tooling and other services provided in calendar 2002 by an Austrian company controlled by the Chief Executive Officer of the Corporation. At December 31, 2003, there were no amounts owing to Tesma from this company.

        During calendar 2003, Tesma paid $0.4 million to a financing company for the buyout of certain equipment under lease and recorded the amount as due from a related party. The equipment was used in the business activities of the Austrian company controlled by the Chief Executive Officer of the Corporation, which activities were transferred to MST in calendar 2003. At December 31, 2003, the entire $0.4 million receivable balance was outstanding.

        Tesma's manufacturing plants buy from and sell products to Magna's plants on an ongoing basis in the normal course of their business and on normal commercial terms. As such, Magna is both a supplier to, and customer of, Tesma. Tesma's sales to Magna and its affiliates in calendar 2003 were $7.6 million, and Tesma's purchases of materials from Magna and its affiliates in calendar 2003 were $3.6 million.

        Rental payments to MID subsequent to August 29, 2003 (the date of the reorganization of Magna) amounted to $1.1 million and were paid under existing lease agreements (see "Sale/Leaseback Transaction with Magna" above).

CORPORATE GOVERNANCE

        The Board believes that effective corporate governance structures and practices are necessary to the well-being of the Corporation and its shareholders. Tesma has adopted certain structures and procedures, in addition to the Corporate Constitution, to assist in the implementation of effective corporate governance practices and to ensure that the Board functions independently of management. Certain of these structures and procedures were recently reviewed and revised as a consequence of the various corporate governance initiatives adopted and/or refined during calendar 2003 by securities regulatory authorities in Canada and the United States (including the TSX, the Ontario Securities Commission, NASDAQ and the United States Securities and Exchange Commission). Tesma believes that its corporate governance practices are in substantial compliance with all regulatory initiatives implemented and applicable to the Corporation to date and, in a number of instances, Tesma has voluntarily complied with regulatory initiatives which have not yet come into effect. Management and the Board will continue to actively monitor and assess those initiatives that remain at the proposal or refinement stage, or which currently do not apply to the Corporation, with a view to making appropriate changes to Tesma's corporate governance structures and procedures as and when such initiatives are finalized and/or otherwise applicable.

        A report on Tesma's corporate governance practices, which describes certain aspects of Tesma's Corporate Constitution and specifically addresses and comments on the application to Tesma of: (i) the 14 items set out in the TSX Guidelines contained in Section 474 of Part IV of the TSX Company Manual; and (ii) the NASDAQ Corporate Governance Rules, is set forth in Schedule "B" to this Circular.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

        The Corporation participates with Magna in the purchase of directors' and officers' liability insurance, which provides, among other things, coverage for executive liability of up to $255 million per occurrence and in the aggregate for all claims made during each year of the applicable policy period (currently August 1, 2001 to July 31, 2004), for directors and officers of the Corporation and its affiliates (including Magna), subject to a $250,000 aggregate deductible for executive indemnification. This policy does not provide coverage for losses arising from the breach of fiduciary responsibilities under statutory or common law or from the violation or enforcement of pollutant laws and regulations. Tesma's allocation of the premium payable for the executive indemnification portion of this insurance policy was approximately $51,000 for calendar 2003.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Proposals from shareholders for inclusion in the management information circular/proxy statement in respect of the Corporation's next annual meeting of shareholders (to be held in calendar 2005) must be received by the Secretary at the principal executive offices of the Corporation, at 1000 Tesma Way, Concord, Ontario, Canada, L4K 5R8, on or before March 4, 2005.

        Shareholders wishing to communicate with the non-management members of the Board may do so by contacting the Lead Director through the office of the Corporation's Corporate Secretary at 1000 Tesma Way, Concord, Ontario, Canada, L4K 5R8.

OTHER MATTERS

        Management is not aware of any amendments or variations to matters identified in the Notice or of any other matters that are to be presented for action to the Meeting, other than those described in the Notice.

        Information stated in this Circular is dated as of March 26, 2004, except where otherwise indicated. The contents and the mailing of this Circular have been approved by the Board.

(Signed) "ANTHONY E. DOBRANOWSKI" President and Chief Financial Officer	(Signed) "STEFAN T. PRONIUK" Vice President, Secretary and General Counsel

        The Corporation files an Annual Information Form with the Canadian securities regulatory authorities and a corresponding annual report on Form 40-F with the United States Securities and Exchange Commission. A copy of the most recent Annual Information Form, this Circular and Tesma's Annual Report to Shareholders containing the consolidated financial statements of the Corporation for the year ended December 31, 2003, the report of the Auditors thereon and management's discussion and analysis of consolidated operating results and financial position, are available on the Corporation's website at www.tesma.com and will be sent to any person upon request in writing addressed to the Secretary at the principal executive offices of the Corporation set out in this Circular. Such copies will be sent to any Tesma shareholder without charge.

SCHEDULE "A"
AUDIT COMMITTEE CHARTER

Purpose

1.
The Audit Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation shall provide assistance to the Board in fulfilling its oversight responsibilities to the Corporation's shareholders with respect to the integrity of the Corporation's financial statements and reports, and the financial reporting process. In so doing, it is the responsibility of the Committee to maintain free and open communications between the Board, the independent Auditors, the internal auditors for the Corporation (the "Internal Auditors") and management of the Corporation, and to monitor their performance, recognizing that the independent Auditors are ultimately responsible to the Committee, the Board and the shareholders of the Corporation.

Organization

2.
The Committee shall be composed of not less than three (3) and not more than five (5) members, each of whom shall be financially literate and shall have such accounting or financial management expertise as is required to comply with applicable law and the applicable rules and regulations of the Ontario Securities Commission (the "OSC"), the United States Securities and Exchange Commission (the "SEC"), The Toronto Stock Exchange (the "TSX"), the NASDAQ Stock Market ("NASDAQ") and any other applicable regulator or authority from time to time. Each of the members of the Committee shall meet the independence standards required by the applicable rules and regulations of the OSC, the SEC, the TSX, NASDAQ and any other applicable regulatory authorities which are in effect from time to time. No member of the Committee shall serve as a member of the audit committees of more than three other boards of directors of other public companies. The Board shall annually appoint the members of the Committee, including a Chairman from amongst those appointed, to hold office until the close of the next annual meeting of shareholders of the Corporation or until their respective earlier resignation or replacement. The members of the Committee shall serve at the pleasure of the Board, and vacancies occurring from time to time shall be filled by the Board.

3.
A majority of the members of the Committee shall constitute a quorum for any Committee meeting, and all actions of the Committee shall be taken by a majority of the members present at the meeting.

4.
Meetings of the Committee shall be called by the Chairman of the Committee, and may be called by any member of the Committee or by the Chairman, a Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President of Finance, the Controller or the Secretary of the Corporation, or by the Internal Auditors or the independent Auditors of the Corporation.

5.
Unless otherwise determined by the Committee, the Secretary (or an Assistant Secretary) of the Corporation shall act as Secretary of the Committee and shall provide each member of the Committee, the independent Auditors and the Internal Auditors, as well as, the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President of Finance and the Controller of the Corporation, with notice of each meeting of the Committee, all of whom shall be entitled to attend each such Committee meeting. (Where the meeting is called by the Chairman or any Vice Chairman of the Corporation in accordance with paragraph 4 above, such individual(s) shall also be provided with the notice of the meeting, and be entitled to attend thereat). In addition, the Chairman of the Committee or the Committee itself may request that any officer or employee of the Corporation or its affiliates attend any Committee meeting(s). In the absence of the Secretary (or an Assistant Secretary) of the Corporation at any meeting of the Committee, the Committee shall select an individual to act as the Secretary of the meeting. The Secretary of the meeting will keep minutes of the meeting of the Committee, and such minutes will be retained with the corporate records of the Corporation.

6.
In addition to any meeting of the Committee called pursuant to paragraph 4 above, the Committee shall meet with management and the independent Auditors of the Corporation within:

(a)
sixty (60) days, or such lesser period as may be prescribed by applicable law, following the end of each of the first three financial quarters of the Corporation, but in any event prior to the public release of the financial results for each such quarter and their filing with the applicable regulatory authorities, to review and discuss the unaudited interim financial statements of the Corporation for the preceding financial quarter and the related Management's Discussion and Analysis of Results of Operations and Financial Position ("MD&A"), as well as the results of the independent Auditors' review of the interim financial statements for such quarter, and, if satisfied, report thereon to, and recommend their approval by, the Board and their inclusion in the Corporation's required regulatory filings for such quarter; and

(b)
ninety (90) days, or such lesser period as may be prescribed by applicable law, following the financial year-end of the Corporation, but in any event prior to the public release of the financial results for the financial year and their filing with the applicable regulatory authorities, to review and discuss the audited financial statements of the Corporation for the preceding financial year and the related MD&A and, if satisfied, report thereon to, and recommend their approval by, the Board and the shareholders of the Corporation as required by applicable law and their inclusion in the Corporation's Annual Report and other required regulatory filings.

  In reviewing the quarterly and annual financial statements of the Corporation, the Committee shall ensure that adequate procedures exist for the review of such financial statements, including timely review by the independent Auditors.

7.
For purposes of performing their duties and responsibilities, the members of the Committee shall have full access to, and the right to discuss any matters relating to such duties and responsibilities with, management, any employee of the Corporation, the Internal Auditors, the independent Auditors and any external advisors to the Corporation, as well as the right to inspect all books, records and facilities of the Corporation and its subsidiaries, and shall be permitted to discuss such books, records, facilities and any other matters relating to the financial position of the Corporation with management, any employee of the Corporation, the Internal Auditors, the independent Auditors and any external advisors to the Corporation.

8.
The Committee may retain outside financial, legal, accounting and other experts at the expense of the Corporation where reasonably required to assist and advise the Committee in carrying out its duties and responsibilities.

Duties and Responsibilities

9.
With respect to audit-related matters, and in addition to the duties and responsibilities of the Committee under applicable law, the Committee may examine and consider such matters in relation to the internal and external audits of the Corporation's accounts (including the results of such audits), financial controls, financial reporting and the general financial affairs of the Corporation, as the Committee may deem necessary or desirable, except for those matters specifically delegated by the Board to another standing Board committee or specifically retained by the Board itself.

        In carrying out its duties and responsibilities, the Committee shall:

  (a)
  be directly responsible for the appointment, compensation, retention and oversight of the work of the independent Auditors, including resolution of disagreements between management and the independent Auditors regarding financial reporting, for the purposes of preparing or issuing an audit report or related work, or performing other audit, review or attestation services for the Corporation;

  (b)
  pre-approve, or establish procedures and policies for the pre-approval of, the engagement and compensation of the independent Auditors in respect of the provision of (i) all audit, audit-related, review or attestation engagements required by applicable law, and (ii) all non-audit services permitted to be provided by the independent Auditors in accordance with applicable law and the rules of the OSC, the SEC and other applicable regulatory authorities;

  (c)
  review and approve, in advance, all non-audit services permitted to be provided by the independent Auditors to the Corporation in accordance with applicable law and the rules of the OSC, the SEC and other applicable regulatory authorities; provided that the Committee may (i) pre-approve certain services within designated thresholds on an annual basis, and (ii) delegate to the Chairman or such other member(s) of the Committee that it deems appropriate certain pre-approval authority (with the requirement that any pre-approvals granted by such person(s) be reported at the next regularly scheduled meeting of the Committee);

  (d)
  review and approve the objectives and general scope of the external audit (including the overall audit plan, proposed timing and completion dates) and discuss the external audit with the independent Auditors;

  (e)
  evaluate the performance, quality control procedures and efficiency of the independent Auditors in carrying out their responsibilities; review the experience and qualifications of the independent Auditors' professional staff providing services to the Corporation; make annual recommendations to the Board as to the appointment or re-appointment of the independent Auditors (and the need, if any, for rotation of the independent Auditors); and review the independence of the independent Auditors, including the receipt, at least annually, of a disclosure report from the independent Auditors regarding their independence as required by applicable law, regulatory requirements and standards of professional conduct, including generally accepted auditing standards in Canada and the United States;

  (f)
  satisfy itself generally that there is a good working relationship between management and the independent Auditors; review any management letters, schedules of unadjusted differences or other reports of the independent Auditors; and discuss any material differences of opinion between management and the independent Auditors;

  (g)
  satisfy itself that management has established and is maintaining an adequate and effective system of internal financial and accounting controls and is responding on a timely basis to any significant weaknesses which have been identified; meet with, and review significant reports of, the Internal Auditors and the independent Auditors relating to such internal controls; and review the appointment, termination and replacement of the senior management of the Internal Auditors, the scope of the Internal Auditor's work plan and the overall performance, staffing and resources of the Internal Auditors;

  (h)
  review annually management's assessment and report relating to the effectiveness of the Corporation's internal financial controls and procedures in respect of each financial year of the Corporation, as well as the independent Auditors' attestation of such assessment in each case when required under applicable law;

  (i)
  review the (i) selection, use and quality of application of, and proposed material changes to, critical accounting policies and practices of the Corporation and related judgments by management, and (ii) alternative treatments under applicable generally accepted accounting principles ("GAAP") for policies and practices relating to material items, including the ramifications of such alternative disclosures or treatments and any recommended treatments, to ensure that the critical accounting policies and practices and GAAP treatments adopted by management are appropriate and consistent with the Corporation's needs and applicable requirements; and discuss the same with the independent Auditors;

  (j)
  review with management and the independent Auditors any issues raised by regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation's financial statements or accounting or auditing practices;

  (k)
  review, on behalf of the Board, any actual or potential illegal, improper or fraudulent behaviour which may have a negative effect on the integrity or reputation of the Corporation; review the findings of any regulatory authorities in relation to the financial affairs of the Corporation; review the disclosure of all related party transactions; and monitor compliance with the Corporation's Code of Conduct and/or Code of Ethics which may be in effect from time to time;

  (l)
  satisfy itself that there is an agreed course of action between management, the Internal Auditors and/or the independent Auditors (as the case may be) leading to the resolution of significant unsettled issues that do not affect the audited financial statements of the Corporation (e.g. disagreements regarding correction of internal control weaknesses or the application of accounting principles to proposed transactions), if any;

  (m)
  assess with management the Corporation's material risk exposures and the Corporation's actions to monitor and control such exposures;

  (n)
  review and approve the hiring of former employees of the independent Auditors who were engaged in providing services to the Corporation within the last three years prior to such hiring;

  (o)
  review all material off-balance sheet transactions entered into by management, and the related accounting presentation and disclosure;

  (p)
  discuss with the independent Auditors the matters required to be discussed by the Statement of Auditing Standards Nos. 54, 61, 89 and 90 (and comparable generally accepted auditing standards in Canada) and other applicable standards or requirements in effect from time to time relating to the conduct of the audit of the annual financial statements and the quarterly review of the interim financial results of the Corporation;

  (q)
  prepare the Audit Committee report in the form and at the time required by the applicable rules of the OSC, the SEC, the TSX, NASDAQ or other applicable regulatory authorities which are in effect from time to time for inclusion in the Corporation's Annual Report, Annual Information Form, Annual Report on Form 40-F and/or management information circular/proxy statement;

  (r)
  review and, where appropriate, approve all public disclosure documents of the Corporation containing financial information or forecasts of the Corporation prior to its release, including all press releases containing such information or forecasts;

  (s)
  establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

  (t)
  review and assess this Charter annually and make recommendations to the Board for such changes or amendments to this Charter as the Committee considers necessary or desirable; and

  (u)
  perform such other functions and activities as requested or delegated by the Board from time to time or as required by the Corporation's articles or by-laws, or by applicable legal or regulatory requirements.

Limitations

10.
Notwithstanding the foregoing and subject to applicable law, the Committee shall not be responsible to plan or conduct internal or external audits or to determine that the Corporation's financial statements are complete, accurate or in accordance with generally accepted accounting principles (as such functions are the responsibility of management, the Internal Auditors and the independent Auditors of the Corporation). This Charter has been established to assist in ensuring sound business practices within the Corporation and compliance by the Corporation with applicable laws and regulations; however, nothing in this Charter is intended to expand any applicable legal or regulatory standards of liability for the directors of the Corporation or the members of the Committee.

SCHEDULE "B"
REPORT ON CORPORATE GOVERNANCE

Corporate Constitution

        Tesma is a controlled public subsidiary of Magna and, together with Tesma's predecessors, has been part of the Magna family of companies for over 25 years. Magna's unique, entrepreneurial corporate culture includes certain principles and corporate governance practices prescribed by Magna's corporate constitution. Tesma applies the same principles and corporate governance practices, and, as a separate public company, has adopted its own Corporate Constitution (as set out in its restated articles of incorporation).

        Tesma's Corporate Constitution attempts to strike a balance among Tesma's stakeholders — its employees, managers and investors — by specifically defining their respective rights to participate in the Corporation's profits, while at the same time imposing certain responsibilities and disciplines on management. Elements of these rights, responsibilities and disciplines include:

  •
  the entitlement of shareholders to certain minimum annual dividend distributions of, on average (over a rolling three year period), 20% of the Corporation's annual net profits (the Dividend Policy);

  •
  the restriction on investments by the Corporation in unrelated businesses where the amount of any such particular investment, together with all other investments in unrelated businesses, exceeds 20% of the Corporation's equity (the Investment Policy);

  •
  the allocation of specified distributions of the Corporation's annual adjusted pre-tax profits to eligible employees through the Employee Equity Participation and Profit Sharing Program (10%), to Corporate Management (as defined in the Corporate Constitution) as incentive, profit-based compensation arrangements (maximum 6%), to research and development activities (minimum 7%), and to the support of social objectives (maximum 2%) (the Distribution Policy), with the balance of the Corporation's profits allocated for future growth, reinvestment and taxes;

  •
  the requirement for a majority of the members of the Board to be individuals who are not officers or employees of the Corporation, nor persons related to such officers or employees, and that a minimum of two directors not be officers or employees of the Corporation or its affiliates (including Magna), or directors of the Corporation's affiliates (including Magna), nor persons related to any such officers, employees or directors; and

  •
  the ability of holders of Class A Subordinate Voting Shares to directly elect directors if, on average (over a rolling two year period), a minimum 4% return on capital is not achieved or the distributions under the Dividend Policy are not paid.

Statement of Corporate Governance Practices — TSX Guidelines

        The following is a statement of Tesma's corporate governance practices, with specific reference to the TSX Guidelines.

TSX Guideline	Corporate Governance Practice of Tesma

The board of directors of every corporation should explicitly assume responsibility for the stewardship of the corporation and, as part of the overall stewardship responsibility, should assume responsibility for the following matters:
Tesma's Board is responsible for the stewardship of the Corporation. The Board oversees Tesma's business and affairs and the day-to-day conduct of business by senior management, establishes or approves all corporate policies as required and involves itself jointly with management in the creation of shareholder value, the preservation and protection of the Corporation's assets and the establishment of Tesma's strategic plan.
The Board acts in accordance with the Business Corporations Act (Ontario), Tesma's articles of incorporation (including the Corporate Constitution contained therein) and by-laws, Tesma's Board Charter, the charters and authorizing resolutions of the Board's Committees, various company policies and other applicable laws, rules and regulations. The Board recently adopted a Code of Conduct and Ethics for the Corporation which applies to members of the Board, as well as to management and all other employees of Tesma. A copy of the Board Charter and the Code of Conduct and Ethics are available on Tesma's website (www.tesma.com/corporate/corporate governance).

In general terms, the Board approves all significant decisions and material transactions affecting Tesma prior to implementation by management, supervises such implementation and reviews the results. In order to assist in defining the limits of management's authority, the Board Charter sets forth the following specific matters requiring Board approval, in addition to those specific matters requiring prior Board approval under applicable laws, rules and regulations:
• the Corporation's interim and annual financial statements;
• strategic plans, business plans and capital expenditure budgets;
• raising of debt or equity capital and other major financial activities;
• executive hiring, compensation and succession;
• major organizational restructurings;
• material acquisitions and divestitures; and
• major corporate policies.
As part of its overall stewardship responsibility, the Board has assumed responsibility for the following matters:
Satisfying Itself as to the Integrity of Management
The Board is responsible for taking such actions as it deems necessary to satisfy itself of:
• the integrity of the Corporation's Chief Executive Officer and other members of Corporate Management (as defined in the Corporate Constitution); and
• the creation by the Chief Executive Officer and other members of Corporate Management of a culture of integrity throughout the Corporation.
(a) adoption of a strategic planning process;
Adoption of a Strategic Planning Process
Tesma has implemented a strategic planning process which directly involves both management and the Board. At or prior to the commencement of each financial year, the Board participates in a meeting with management devoted to strategic planning issues in which:
• future trends, opportunities and risks in the automotive industry over a three- to seven-year horizon are jointly identified and discussed;
• a strategic plan is considered which addresses such trends, opportunities and risks;
• specific product strategies and three-year business plans are presented by management for review and discussion by the Board;
• capital expenditure projects for the ensuing financial year are presented and reviewed; and
• the business plan and capital expenditures budget for the ensuing financial year are presented for approval by the Board.

Additionally, updates on industry trends, product strategies, new product and technology developments, major new business awards, capital expenditures and specific problem areas/action plans are presented by Tesma's management and discussed as part of a management report at each regular quarterly Board meeting.

As part of its overall mandate, and consistent with the allocation of responsibility between the Board and management, the Board is required to review and consider any material changes to the approved business plan, as well as any transactions which would have a significant impact on the approved business plan.
(b) the identification of the principal risks of the corporation's business and ensuring the implementation of appropriate systems to manage these risks;
Identification and Management of Principal Risks
The Board, through the Audit Committee, is responsible for assessing with management the Corporation's:
•  material risk exposures; and
• actions to monitor and control such exposures.
The principal risks facing the Corporation which have been identified by the Audit Committee include the following risks (and other factors):
• the automotive industry;
• pricing concessions and cost absorptions;
• product warranty, recall and product liability costs;
• dependence on new and redesigned product introductions by customers and technology improvements;
• competition;
• reliance on major customers;
• reliance on sub-suppliers;
• production volumes;
• currency exposure;
• environmental matters;
• new facilities;
• government regulations;
• availability of financing; and
• control of Tesma and relationship with Magna.

These risks (and other factors) are reviewed and discussed in greater detail in the Corporation's Annual Information Form (and corresponding Annual Report on Form 40-F) which are periodically filed with applicable securities regulatory authorities in Canada and the United States and are available on Tesma's website (www.tesma.com/investors/financialreports).

In order to fulfil its responsibility regarding the risks facing the Corporation, the Audit Committee meets regularly with the Corporation's internal and external auditors to discuss such risks and other related matters. Furthermore, the Audit Committee monitors the actions taken to control these risks through discussions with, and reports from, management on specific issues from time to time, updates to the Board as a whole at the Board's quarterly meetings and at the annual strategic planning meeting conducted with management.

(c) succession planning, including appointing, training and monitoring senior management;
Succession Planning, Including Appointing, Training and Monitoring Senior Management
Tesma has continued Magna's long-established policy of profit-based compensation in order to attract, retain and motivate skilled and entrepreneurial management and employees, as reflected in the Corporation Constitution.

The Board, through its review of all officer appointments, is involved in management succession and manpower planning. In reviewing and appointing corporate officers, the Board will satisfy itself that candidates possess the necessary levels of integrity, skill and experience. The Board has delegated to the Corporate Governance and Compensation Committee the review of succession plans for the Chief Executive Officer and other key positions within the Corporation, including other members of Corporate Management and other senior officers of the Corporation (with the Committee to provide its report and recommendations to the Board). The Board has delegated to management the review of succession plans for the Corporation's subsidiaries and operating divisions (with management to provide its report and recommendations to the Corporate Governance and Compensation Committee and/or, in appropriate circumstances, to the Board).

In fulfilling its mandate with respect to succession planning, the Corporate Governance and Compensation Committee will review Corporate Management's succession plans and make recommendations to the Board, taking into consideration the management and operational needs of the Corporation and its operating philosophy.

While the responsibility for direct training has traditionally been left to senior management, the Corporate Governance and Compensation Committee satisfies itself that the necessary levels of integrity, skill and experience exist when reviewing and making recommendations to the Board. Both the Corporate Governance and Compensation Committee and the Board support Tesma's ongoing commitment to training and skills development of employees at all levels of the organization, including the participation in technical apprenticeship training and management skills training initiatives coordinated by Magna.

As part of its mandate with respect to management compensation, the Corporate Governance and Compensation Committee monitors and evaluates Corporate Management and reviews and implements Tesma's profit-based compensation policy to ensure that management performance (as measured by the Corporation's profitability) bears a direct relationship to their levels of compensation. See "Compensation of Directors and Executive Officers — Corporate Governance and Compensation Committee — Report on Executive Compensation" in the Circular.
(d) a communications policy for the corporation; and
Communications Policy — The Board bears responsibility for ensuring that the Corporation maintains programs to effectively communicate with its stakeholders, including shareholders, employees and the general public. The Board reviews and approves all material communications issued by the Corporation, such as interim and annual financial statements, press releases, other required regulatory filings and the dissemination of other material information.

In addition to the Board's review and approval of the financial statements, the Audit Committee first reviews and recommends to the Board, for approval, the Corporation's interim and annual financial statements, as well as the related management's discussion and analysis of results of operations and financial position.

In March 2004, the Board adopted a Corporate Disclosure Policy which operates to, in large part, formalize the procedures previously followed by Tesma with respect to corporate disclosure and, in accordance with current regulatory requirements, seeks to ensure timely, effective and accurate disclosure of material information to stakeholders and other applicable authorities. Accordingly, Tesma's Corporate Disclosure Policy:
• requires the Disclosure Committee (see below) to review and approve all public disclosures of material non-public information;
• designates certain specified officers of the Corporation as authorized spokespersons on behalf of the Corporation;
• sets out a procedure for the disclosure of Tesma's quarterly earnings information (including advance notice of quarterly earnings conference calls and/or web casts);
• assigns to the Chief Financial Officer the responsibility for reviewing models or reports requested to be reviewed by analysts, and, subject to applicable regulatory authority restrictions, prescribes the ability to comment thereon; and
• assigns to the Corporate Secretary the responsibility for all continuous disclosure/regulatory filings on behalf of the Corporation.

The Corporate Disclosure Policy also establishes a Disclosure Committee, consisting of the Corporation's Chief Financial Officer, Vice-President, Finance, Treasurer, Controller, General Counsel, Corporate Secretary and the senior person responsible for Tesma's investor relations, to identify, review and approve the disclosure, from time to time, by Tesma of material non-public information. The Disclosure Committee reports to the Chief Executive Officer and the President at least quarterly and to the Audit Committee and the Board as a whole as required from time to time.

The President and Chief Financial Officer, as an authorized spokesperson for the Corporation, conducts meetings and publicly accessible conference calls and web casts from time to time with representatives of industry, analysts, brokerage firms and institutional and private investors to explain information released to the public about Tesma and its financial and operating performance. Additionally, Tesma's management makes extensive presentations at annual shareholders' meetings to review the Corporation's operating results for the prior year and its business objectives and strategies for the future.
The Corporation also places great emphasis on its employee communications programs as contemplated under its Employee's Charter of Rights. These programs include:
• monthly employee communications meetings;
• the publication of employee newsletters;
• divisional employee opinion surveys; and
• through the Corporation's continued affiliation with Magna, the maintenance of an employee hotline, employee advocate programs and divisional fairness committees to directly address individual employee concerns.

In keeping with Tesma's commitment to maintain safe and healthful workplaces as prescribed in its Employee's Charter of Rights, employees at all levels are encouraged to communicate to management and, where appropriate, directly to the Environmental, Health and Safety Committee or the Board, all concerns and incidents relating to workplace environmental, health and safety issues.

The Corporation is in the process of implementing a "Whistleblower Hotline" mechanism for reporting fraudulent, illegal or other prescribed activities (whether relating to financial reporting or otherwise)

Shareholders of the Corporation are able to communicate with the Corporation in a number of different ways, including mail, phone and e-mail to the President and Chief Financial Officer, the Vice-President, Secretary and General Counsel and the Manager of Investor Relations. In addition, shareholders have ample opportunity to pose questions to management and the Corporation's external auditors at the Corporation's annual meeting of shareholders.

Tesma also maintains a website (www.tesma.com) which includes information of interest to stakeholders, including copies of recent press releases, annual and quarterly reports, and other major communications items.

(e) the integrity of the corporation's internal control and management information systems.
Integrity of Internal Control and Management Information Systems
The Board has assigned to the Audit Committee the responsibility for ensuring that effective systems are in place to monitor the integrity of the Corporation's internal control and management information systems.
As part of its mandate pursuant to its written charter, the Audit Committee is responsible for:
• satisfying itself that management has established and is maintaining an adequate and effective system of internal financial and accounting controls;
• satisfying itself that management is responding on a timely basis to any significant weaknesses in the system of internal financial and accounting controls which have been identified;
• meeting with and reviewing significant reports of the internal auditors and the external auditors relating to such internal controls; and
• reviewing the appointment, termination and replacement of the senior management of the internal auditors, the scope of the internal auditors' work plan and the overall performance, staffing and resources of the internal auditors.

The Audit Committee meets quarterly prior to, and reports at, each quarterly Board meeting. During its meetings, the Audit Committee meets with management, the external auditors and the internal auditors to review and discuss the Corporation's internal control and management information systems

Additionally, management formally reports to the Environmental, Health and Safety Committee (for the period from its establishment in February 2003, prior to which management reported to the full Board) on a periodic basis the status of all material environmental and occupational health and safety matters affecting the Corporation and its operating divisions (as such matters may arise from the divisional environmental and health and safety inspection and audit programs maintained by Tesma). In the event that the Corporation's environmental or health and safety monitoring and review systems would reveal material non-compliance issues (which, to date, has not been the case), management would promptly communicate the same, together with proposed budgets and remediation plans, for review and consideration by the Environmental, Health and Safety Committee and, in appropriate circumstances, the full Board.

The board of directors of every corporation should be constituted with a majority of individuals who qualify as unrelated directors. An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding. A related director is a director who is not an unrelated director. If the corporation has a significant shareholder, in addition to a majority of unrelated directors, the board should include a number of directors who do not have interests in or relationships with either the corporation or the significant shareholder and which fairly reflects the investment in the corporation by shareholders other than the significant shareholder. A significant shareholder is a shareholder with the ability to exercise a majority of the votes for the election of the board of directors.
As noted above, the Corporate Constitution requires that a majority of the members of the Board be individuals who are not officers or employees of the Corporation, nor persons related to such officers or employees, and that a minimum of two directors not be officers or employees of the Corporation or its affiliates (including Magna), or directors of the Corporation's affiliates (including Magna), nor persons related to such officers, employees or directors.
In its assessment of the Corporation's compliance with the TSX Guidelines and its Corporate Constitution, both the Corporate Governance and Compensation Committee and the Board considered the circumstances of the various directors and concluded that four of the Corporation's seven directors, Messrs. Marx, Peterson, Whiteside and Young, are "unrelated directors" within the meaning of the TSX Guidelines as they are "free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding".
Mr. Marx serves as a Vice President of TMW Enterprises Inc., a management services/holding company which controls several subsidiaries operating various automotive businesses. The Board has considered the operations of the subsidiaries of TMW Enterprises Inc., noted that no supplier or competitor relationships with Tesma exist, and concluded that such operations do not affect Mr. Marx's independence as a director of Tesma. Accordingly, the Board considers Mr. Marx to be an "unrelated director" within the meaning of the TSX Guidelines. In light of such independence and based on his tenure with the Board and his extensive prior automotive industry experience, Mr. Marx was appointed as the Lead Director of the Board on March 25, 2004.

The application of the definition of "unrelated director" to the circumstances of each individual director should be the responsibility of the board which will be required to disclose on an annual basis whether the board has a majority of unrelated directors or, in the case of a corporation with a significant shareholder, whether the board is constituted with the appropriate number of directors which are not related to either the corporation or the significant shareholder. Management directors are related directors. The board will also be required to disclose on an annual basis the analysis of the application of the principles supporting this conclusion.
Mr. Peterson is a senior partner and serves as Chairman of Cassels Brock & Blackwell LLP, a law firm located in Toronto, Canada. Cassels Brock & Blackwell LLP does not provide any legal work or services to Tesma or any of its subsidiaries. Accordingly, the Board considers Mr. Peterson to be an "unrelated director" within the meaning of the TSX Guidelines.
Mr. Whiteside is a senior partner and serves as Chairman and Chief Executive Officer of Miller Thomson LLP, a firm which periodically provides litigation and real estate related legal services to the Corporation and to Magna (and its affiliates). During calendar 2003, the Corporation paid Miller Thomson LLP less than $11,000 for such legal services, and Mr. Whiteside was not personally involved in the provision of such services to the Corporation. Management has advised the Board that the amount or dollar value of the legal services provided from time to time by Miller Thomson LLP to the Corporation is not considered to be significant or material (nor reasonably capable of being perceived as significant or material) in the circumstances, and the Board has agreed with this conclusion. Accordingly, the Board considers Mr. Whiteside to be an "unrelated director" within the meaning of the TSX Guidelines.
Mr. Young serves as Chairman of Summa Strategies Canada Inc., a government relations agency, which provides no services to Tesma or any of its subsidiaries. Accordingly, the Board considers Mr. Young to be an "unrelated director" within the meaning of the TSX Guidelines.

During calendar 2003, Mr. Gingl served as the Vice Chairman and Chief Executive Officer of the Corporation. Effective February 24, 2004, Mr. Gingl was appointed the Chairman of the Corporation (in addition to his existing position of Chief Executive Officer). As Chief Executive Officer, Mr. Gingl is a member of management and a "related director" within the meaning of the TSX Guidelines.

The remaining two directors who served during calendar 2003, Ms. Stronach and Mr. Wolf, are not, by virtue of their position as directors and officers of Magna (considered a "significant shareholder" under the TSX Guidelines due to its ability to exercise a majority of the votes for the election of Tesma's Board), "related directors" within the meaning of the TSX Guidelines. However, for the purposes of the TSX Guidelines, the Board has determined to consider each of Ms. Stronach and Mr. Wolf as "related directors" in recognition of (i) Ms. Stronach being a trustee of, and otherwise associated with, the Stronach Trust, the entity that controls Magna (see "Voting Securities and Principal Shareholders" in the Circular) and (ii) the various interests and business relationships that exist between Magna and Tesma from time to time (see "Interests of Management and Other Insiders in Certain Transactions" in the Circular) and the potential for the perception that such interests and relationships might have a bearing on their respective abilities to act with a view to the best interests of the Corporation.

Mr. Galifi was appointed as a director on February 24, 2004 to fill the vacancy created by the resignation of Ms. Stronach as the Chairman of the Board and a director. Mr. Galifi serves as the Executive Vice President and Chief Financial Officer of Magna and, for reasons similar to those applicable to Mr. Wolf, the Board has determined Mr. Galifi to be a "related director" in recognition of the various interests and business relationships that exist between Magna and Tesma from time to time.

Additional information regarding Tesma's directors is found above under "Business to be Transacted at the Meeting — Election of Directors" in the Circular and on Tesma's website (www.tesma.com/corporate/corporategovernance). Tesma's website includes biographical information about each director and provides a listing of the other boards on which they serve.

Based on the foregoing considerations, the Board believes that its current composition consisting of a majority of "unrelated directors" (Messrs. Marx, Peterson, Whiteside and Young), all of whom (with the exception of Mr. Whiteside on a limited and non-material basis) do not have interests in or relationships with either the Corporation or Magna (as the "significant shareholder" of Tesma), adequately and fairly reflects the investment in Tesma by its minority shareholders.

The board of directors of every corporation should appoint a committee of directors composed exclusively of outside, i.e., non-management, directors, a majority of whom are unrelated directors, with the responsibility for proposing to the full board new nominees to the board and for assessing directors on an ongoing basis.
Tesma has not established a separate nominations committee as recommended by the TSX Guidelines. However, the Corporation has adopted a Board Charter which requires the Board to select one "unrelated" and independent director to act as the Lead Director of the Board to, among other things, assist in identifying potential nominees to the Board (within the requirements established by Tesma's Corporate Constitution) and assist in the development and conduct of the assessment of Board effectiveness. The Board Charter and the Corporate Governance and Compensation Committee Charter also address a number of other issues normally considered by a nominations committee, such as the size and composition of the Board (and, in the Corporate Governance and Compensation Committee Charter, the Board has specifically delegated to the Committee the responsibility for recommending timely changes in the role, size, competencies, skills and structure of the Board and all Board Committees). The Board believes that matters normally considered by a nominations committee have and will continue to be effectively dealt with by the Board acting as a whole, which is comprised of six (out of seven) "outside" or non-management directors and a majority of "unrelated directors", and/or by the Corporate Governance and Compensation Committee, as applicable, together with the Lead Director.

Every board of directors should implement a process to be carried out by the nominating committee or other appropriate committee for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors.
The Board has delegated to the Corporate Governance and Compensation Committee the responsibility for annually assessing and overseeing the evaluation of the effectiveness of the Board as a whole and of the individual Committees of the Board, as well as recommending timely changes in the role, size, composition, competencies, skills and structure of the Board and of all Board Committees. The Corporate Governance and Compensation Committee distributed a self-assessment questionnaire to each director and Committee member in respect of Board and Committee meetings and activities during calendar 2003. In this questionnaire, directors and Committee members were asked to comment on a number of items, including Board priorities, responsibilities, operations and effectiveness, as well as individual Committee responsibilities, operations and effectiveness. Based on the responses received to this questionnaire and following its own deliberations, the Corporate Governance and Compensation Committee considered the composition, size and effectiveness of the Board and its Committees, and concluded that the Board and its Committees functioned effectively throughout calendar 2003. The Corporate Governance and Compensation Committee also took note of the new definition of "independence" for Audit Committee members under the NASDAQ Corporate Governance Rules which comes into effect on July 31, 2005. See "Board of Directors and Committees of the Board — Audit Committee" in the Circular.

With the appointment of Mr. Marx as the Lead Director of the Board on March 25, 2004, in accordance with the Board Charter, Mr. Marx will, in the future, assist the Corporate Governance and Compensation Committee in the continuing development and conduct of the process to annually assess the effectiveness of the Board as a whole, the Committees of the Board and, where appropriate, individual directors.
Every corporation, as an integral element of the process for appointing new directors, should provide an orientation and education program for new recruits to the board.
The Corporate Governance and Compensation Committee is mandated, pursuant to its written charter, to recommend to the Board from time to time rules and guidelines governing and regulating the affairs of the Board, such as the orientation and education of new and existing members of the Board regarding the structure and operations of the Corporation, as well as the continuing education, tenure, retirement, compensation and indemnification of directors.

To assist its new Board members in contributing effectively from the outset of their election or appointment, Tesma currently uses an orientation process to provide new directors with a basic understanding of its business. This process includes:
• the supply of a comprehensive orientation manual about the Corporation and its operations;
• meetings with senior management and operational personnel; and
• scheduled visits and tours of the Corporation's manufacturing and other facilities.
Such facility visits and meetings with corporate and operational management are encouraged throughout the term of each director's tenure.
Tesma also encourages its "outside" or non-management directors and its "unrelated directors" to attend professional development programs at the Corporation's expense.

Every board of directors should examine its size and, with a view to determining the impact of the number upon effectiveness, undertake where appropriate, a program to reduce the number of directors to a number which facilitates more effective decision- making.
The Board currently consists of seven directors which is believed to be adequate, appropriate and conducive to effective and efficient communications and decision-making. Pursuant to its charter, the Corporate Governance and Compensation Committee annually assesses and oversees the evaluation of the effectiveness of the Board as a whole, as well as the individual Committees of the Board. As part of this mandate, the Corporate Governance and Compensation Committee recommends, to the extent necessary, changes in the role, size, composition, competencies, skills and structure of the Board and all Board Committees in order to ensure effectiveness and efficient communications and decision-making.
While there are no specific criteria for Board members, Tesma attempts to maintain a diversity of personal experience, particularly among its "unrelated directors".

The board of directors should review the adequacy and form of the compensation of directors and ensure the compensation realistically reflects the responsibilities and risk involved in being an effective director.
The Board has delegated to the Corporate Governance and Compensation Committee the responsibility for recommending to the Board rules and guidelines relating to, among other things, director compensation. Directors who are not employees of Tesma nor directors or officers of Magna were, during calendar 2003, paid (or entitled to be paid) those annual, per meeting and other fees referred to under "Compensation of Directors and Executive Officers — Directors' Compensation" in the Circular (including the requirement to accumulate and maintain minimum levels of Tesma Class A Subordinate Voting Shares, annually and in aggregate, or deferred share units in lieu thereof). The form and adequacy of the compensation paid (or payable) to "unrelated directors" was reviewed, revised and approved by the Board in February 2003. The Corporate Governance and Compensation Committee will continue to regularly assess and review director compensation relative to comparator companies of similar size and global presence, both within and outside the automotive industry, in order to ascertain that the level of compensation paid by Tesma to its directors realistically reflects the responsibilities and risks involved in serving as a Board member.

Committees of the board of directors should generally be composed of outside directors, a majority of whom are unrelated directors, although some board committees, such as the executive committee, may include one or more inside directors.
The Board has established three standing Committees:
•  the Audit Committee;
•  the Corporate Governance and Compensation Committee; and
•  the Environmental, Health and Safety Committee,
in order to permit directors to delegate and share responsibilities and to devote the necessary expertise and resources to particular areas. Each of these Committees has a specifically defined mandate and responsibilities which, in each case, is set forth in a written charter or resolution adopted by the Board.

All of the members of each of the Audit Committee, the Corporate Governance and Compensation Committee and the Environmental, Health and Safety Committee are "outside" or non-management directors. Moreover, a majority of the members of the Corporate Governance and Compensation Committee and all of the members of the Audit Committee and the Environmental, Health and Safety Committee are currently "unrelated directors" within the meaning of the TSX Guidelines. The Corporation does not have a separate executive committee or nominating committee of the Board. For a review of the composition, roles and responsibilities of each of the Audit Committee, the Corporate Governance and Compensation Committee and the Environmental, Health and Safety Committee, see "Board of Directors and Committees of the Board" in the Circular.

A copy of the current Audit Committee Charter is attached to the Circular as Schedule "A" and is also posted, together with a copy of the current charter of the Corporate Governance and Compensation Committee, on Tesma's website (www.tesma.com/corporate/corporategovernance).

Every board of directors should expressly assume responsibility for, or assign to a committee of directors the general responsibility for, developing the corporation's approach to governance issues. This committee would, amongst other things, be responsible for the corporation's response to these governance guidelines.
The Board has assigned to the Corporate Governance and Compensation Committee responsibility for:
•  developing the Corporation's system of, and overall approach to, corporate governance practices as a whole, consistent with applicable law, rules and regulations of applicable regulatory authorities and the Corporation's needs;
•  making recommendations to the Board for implementation of such system;
•  assessing the effectiveness of the Corporation's system of corporate governance; and
• monitoring the implementation and compliance with any rules, regulations or guidelines promulgated by regulatory authorities relating to corporate governance.

In addition to monitoring corporate governance requirements mandated by applicable regulatory authorities, the Corporate Governance and Compensation Committee will review and consider corporate governance "best practices" of comparable Canadian and U.S. public companies in order to ensure that the Corporation maintains high standards of corporate governance.
The Corporate Governance and Compensation Committee is responsible for, and has approved, this Report on Corporate Governance on March 25, 2004.

The board of directors, together with the CEO, should develop position descriptions for the board and for the CEO, involving the definition of the limits to management's responsibilities. In addition, the board should approve or develop the corporate objectives which the CEO is responsible for meeting.
The Board has delegated to the Corporate Governance and Compensation Committee responsibility for annually overseeing the evaluation of management and monitoring and assessing the relationship between the Board and management, defining the limits to management's responsibilities and ensuring that the Board is able to function independently of management.
While a specific position description for the Chief Executive Officer does not currently exist, the Board Charter sets out the role of the Board and its responsibilities, including a listing of the decisions or matters (in addition to those required under applicable laws, rules and regulations) requiring Board approval prior to implementation by management. These matters are discussed above in response to the first TSX guideline and are set forth in the Board Charter which is posted on Tesma's website (www.tesma.com/corporate/corporategovernance).

The Corporate Governance and Compensation Committee is also responsible for annually reviewing and approving the corporate objectives of the Chief Executive Officer and Tesma's senior management team (as a whole) and reporting thereon to the Board. At its annual review meeting with the Chief Executive Officer and the President and Chief Financial Officer of the Corporation, the performance of senior management is reviewed and evaluated against the prior financial year's objectives and the objectives for the upcoming financial year (developed in relation to the Corporation's overall strategic objectives) are considered and approved.

Each Board Committee has a formal written charter or mandate outlining such Committee's responsibilities and its obligation to report its recommendations to the Board. Subject to those powers which it has specifically delegated, the Board retains all residual authority to manage or supervise the management of the business and affairs of Tesma.

Every board of directors should have in place appropriate structures and procedures to ensure that the board can function independently of management. An appropriate structure would be to (i) appoint a chair of the board who is not a member of management with responsibility to ensure the board discharges its responsibilities or (ii) adopt alternate means such as assigning this responsibility to a committee of the board or to a director, sometimes referred to as the "lead director". Appropriate procedures may involve the board meeting on a regular basis without management present or may involve expressly assigning the responsibility for administering the board's relationship to management to a committee of the board.
The Corporation believes it has appropriate structures and procedures in place to ensure that its Board can function independently of management, including:
•  the requirements in the Corporate Constitution that a majority of the directors be individuals who are not (or not related to) officers or employees of the Corporation and that, at a minimum, two directors not be (or not be related to) officers or employees of the Corporation or its affiliates (including Magna) or directors of the Corporation's affiliates (including Magna);
•  the actual composition of the Board whereby six of the current seven directors are "outside" or non-management directors and a majority are "unrelated directors";
•  the requirement in the Board Charter for the Board to appoint a Lead Director from among the Board's "unrelated" and independent directors; and
•  the responsibility delegated to the Corporate Governance and Compensation Committee to ensure that the Board is able to function independently of management.
During calendar 2003, Ms. Stronach was the Chairman of the Board, a non-executive position since she was not involved in the day-to-day management of the business and affairs of the Corporation. Effective February 24, 2004, Mr. Gingl was appointed as the Chairman to fill the vacancy created by Ms. Stronach's resignation. In order to ensure greater independence of the Board from management in light of Mr. Gingl's appointment as the Chairman (in addition to his existing position as the Chief Executive Officer), the Board appointed Mr. Marx, an "unrelated" and independent director, as Lead Director of the Board on March 25, 2004.

Pursuant to the Board Charter, the Lead Director's duties include:
• representing the Corporation's "unrelated" and independent directors in discussions with Corporate Management on corporate governance issues and other matters;
• assisting in ensuring that the Board functions independently of management;
• assisting in identifying potential nominees to the Board; and
• assisting in the development and conduct of the assessment of Board effectiveness.

Historically, the "outside" or non-management directors and the "unrelated directors" have assumed the responsibility for ensuring that the Board discharges its duties independently of management, and it is expected that the "unrelated directors", under the leadership of the Lead Director, will continue to do so in appropriate circumstances. For example, the "unrelated directors" participate in periodic meetings or discussions amongst themselves, without the presence of management representatives. Additionally, through the use of the Special Committee process, the "unrelated directors" have reviewed and made recommendations to the Board independently of management on specific matters pertaining to corporate governance and other related matters (including, for example, the consideration of related party transactions).

The audit committee of every board of directors should be composed only of outside directors. The roles and responsibilities of the audit committee should be specifically defined so as to provide appropriate guidance to audit committee members as to their duties. The audit committee should have direct communication channels with the internal and external auditors to discuss and review specific issues as appropriate. The audit committee duties should include oversight responsibility for management reporting on internal control. While it is management's responsibility to design and implement an effective system of internal control, it is the responsibility of the audit committee to ensure that management has done so.
For a review of the composition, roles and responsibilities of the Audit Committee, including the Audit Committee Charter and, as specifically contemplated therein, the Audit Committee's oversight responsibility for management reporting on internal controls, see "Board of Directors and Committees of the Board — Audit Committee" in the Circular. For the full text of the Audit Committee Charter, see Schedule "A" to the Circular.
The Audit Committee meets regularly following the conclusion of each financial quarter (and financial year end) at which time members of the Audit Committee engage in direct communications with the internal and external auditors and Tesma's senior financial management (including separate in camera sessions with each of them). Commencing in respect of the first quarter of calendar 2003, the Audit Committee formally engaged the external auditors to perform review procedures on Tesma's unaudited quarterly financial statements. The Audit Committee's quarterly meetings also involve a regular assessment of the adequacy of both the internal and external financial reporting of the Corporation, and a review and discussion of specific issues as circumstances warrant. During each financial year end meeting, the Audit Committee engages in separate in camera discussions with the external auditors and Tesma's senior financial management with respect to the financial year end audit process, including a review of the cooperation received from the Corporation's management and an evaluation of the performance of the external auditors. Accordingly, and as a result of direct communications between the external auditors and the Chairman of the Audit Committee when required, effective communication channels exist between the Audit Committee and the external auditors to discuss and review specific issues as appropriate.

At its regular quarterly meetings, the Audit Committee meets with the internal auditors to review the activities of the internal auditors over the preceding financial quarter and to confirm the internal audit plan for the remainder of the financial year. As the individuals performing the internal audit services report directly to the Chairman of the Audit Committee, effective communication channels exist between the Audit Committee and the internal auditors to discuss and review specific issues, as appropriate.

The board of directors should implement a system which enables an individual director to engage an outside advisor at the expense of the corporation in appropriate circumstances. The engagement of the outside advisor should be subject to the approval of an appropriate committee of the board.
Pursuant to the Board Charter, the Board may retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Board in carrying out its duties and responsibilities. In addition, pursuant to their respective charters or mandates, each standing Committee of the Board is empowered to engage such advisors at the expense of the Corporation where required in the course of its duties. During calendar 2003, and except for the engagement of Ernst & Young LLP by the Audit Committee to perform the audit of the Corporation's consolidated annual financial statements, no outside experts or advisors were retained by the Board or any of its standing Committees. However, real estate appraisers were retained by a Special Committee of independent directors established by the Board to review the sale and leaseback transaction completed in January 2003 with MI Developments Inc., then a wholly-owned subsidiary of Magna, for all the land and buildings on the Tesma corporate campus (see "Interests of Management and Other Insiders in Certain Transactions - Sale/Leaseback Transaction with Magna" in the Circular), and separate legal and financial advisors were retained by another Special Committee of independent directors established by the Board to review a potential acquisition transaction.

The Board will also consider requests to retain outside legal and other advisors at the expense of the Corporation by individual directors or Committee members on their respective merits at the time that any such request may be made.

Statement of Corporate Governance Practices — NASDAQ Corporate Governance Rules

        The following is a statement of Tesma's corporate governance practices, with specific reference to the NASDAQ Corporate Governance Rules.

NASDAQ Rule	Corporate Governance Practice of Tesma
Distribution of Annual and Interim Reports

Each issuer shall distribute to shareholders copies of an annual report containing audited financial statements of the company and its subsidiaries. The report shall be distributed to shareholders a reasonable period of time prior to the company's annual meeting of shareholders and shall be filed with NASDAQ at the time it is distributed to shareholders.
Tesma distributes to each registered shareholder and non-objecting beneficial shareholder a copy of the Tesma Annual Report to Shareholders (which contains, among other things, the Corporation's audited consolidated annual financial statements, the notes thereto and management's discussion and analysis of results of operations and financial position related thereto) simultaneously with the distribution of the Corporation's management information circular/proxy statement, both of which are sent to shareholders not less than 25 nor more than 60 days in advance of Tesma's annual meeting of shareholders. Tesma files its Annual Report to Shareholders with NASDAQ at the time it is distributed to shareholders. In order to ensure broad shareholder access to the Corporation's disclosure documents, including its Annual Report to Shareholders, Tesma files such disclosure documents with the United States Securities and Exchange Commission (the "SEC") via EDGAR.

Each issuer which is not subject to SEC Rule 13a-13 and which is required to file with the Commission, or another federal or state regulatory authority, interim reports relating primarily to operations and financial position, shall make available to shareholders reports which reflect the information contained in those interim reports. Such reports shall be made available to shareholders either before or as soon as practicable following filing with the appropriate regulatory authority. If the form of the interim report provided to shareholders differs from that filed with the regulatory authority, the issuer shall file one copy of the report to shareholders with NASDAQ in addition to the report to the regulatory authority that is filed with NASDAQ pursuant to Rule 4310(c)(14).
SEC Rule 13a-13 relates to the filing of quarterly reports on Form 10-Q and is applicable only to U.S. domestic issuers. Tesma is a foreign private issuer under United States securities laws. However, under the laws of the Corporation's jurisdiction of incorporation (Ontario, Canada), Tesma is required to file and deliver to shareholders quarterly reports within 60 days of the end of each financial quarter. Tesma mails its quarterly report (which contains, among other things, the Corporation's unaudited consolidated interim financial statements, the notes thereto and management's discussion and analysis of results of operations and financial position related thereto) at the same time to all registered shareholders and all beneficial shareholders who have not objected to receiving such reports, irrespective of where such shareholders reside. Tesma files its quarterly reports with NASDAQ, as well as with the SEC (on Form 6-K) via EDGAR, at the time such reports are filed with Tesma's home jurisdiction regulators and mailed to shareholders.

Independent Directors

A majority of the board of directors must be comprised of independent directors as defined in Rule 4200. The company must disclose in its annual proxy (or, if the issuer does not file a proxy, in its Form 10-K or 20-F) those directors that the board of directors has determined to be independent under Rule 4200. If an issuer fails to comply with this requirement due to one vacancy, or one director ceases to be independent due to circumstances beyond their reasonable control, the issuer shall regain compliance with the requirement by the earlier of its next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. An issuer relying on this provision shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance.
Tesma's Board consists of seven directors. Four of the Corporation's directors are independent directors as defined in Rule 4200(a)(14), which is currently in effect, and Rule 4200(a)(15), which comes into effect on July 31, 2005 for the Corporation. Three of the Corporation's directors are not independent. Both the Corporate Governance and Compensation Committee and the Board have determined that Messrs. Marx, Peterson, Whiteside and Young are independent on the basis that none of them is an officer or employee of the Corporation or any of its affiliates, nor does any of them have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgement in carrying out their responsibilities as directors.
Mr. Marx serves as a Vice President of TMW Enterprises Inc., a management services/holding company which controls several subsidiaries operating various automotive businesses. The Board has considered the operations of the subsidiaries of TMW Enterprises Inc., noted that no supplier or competitor relationships with Tesma exist, and concluded that such operations do not affect Mr. Marx's independence as a director of Tesma. In addition, Mr. Marx is not a person deemed not to be independent by virtue of the types of relationships specified in Rule 4200(a)(14) and Rule 4200(a)(15). Accordingly, the Board considers Mr. Marx to be an independent director as defined in such Rules.

Mr. Peterson is a senior partner and serves as Chairman of Cassels Brock & Blackwell LLP, a law firm located in Toronto, Canada. Cassels Brock & Blackwell LLP does not provide any legal work or services for Tesma or any of its subsidiaries. In addition, Mr. Peterson is not a person deemed not to be independent by virtue of the types of relationships specified in Rule 4200(a)(14) and Rule 4200(a)(15). Accordingly, the Board considers Mr. Peterson to be an independent director as defined in such Rules.

Mr. Whiteside is a senior partner and serves as Chairman and Chief Executive Officer of Miller Thomson LLP, a firm which periodically provides litigation and real estate related legal services to the Corporation and to Magna (and its affiliates). However, the payments made by the Corporation to Miller Thomson LLP did not exceed the greater of (i) 5% of the Corporation's or Miller Thomson LLP's consolidated gross revenues, or (ii) $200,000, in any of the past three years. In addition, Mr. Whiteside is not a person deemed not to be independent by virtue of the other types of relationships specified in Rule 4200(a)(14) and Rule 4200(a)(15). Accordingly, the Board considers Mr. Whiteside to be an independent director as defined in such Rules.

Mr. Young serves as Chairman of Summa Strategies Canada Inc., a government relations agency, which provides no services to Tesma or any of its subsidiaries. In addition, Mr. Young is not a person deemed not to be independent by virtue of the types of relationships specified in Rule 4200(a)(14) and Rule 4200(a)(15). Accordingly, the Board considers Mr. Young to be an independent director as defined in such Rules.

During calendar 2003, Mr. Gingl served as the Vice Chairman and Chief Executive Officer of the Corporation. Effective February 24, 2004, Mr. Gingl was appointed the Chairman of the Corporation (in addition to his existing position of Chief Executive Officer). As an officer of the Corporation, Mr. Gingl is not considered to be an independent director as defined in Rule 4200(a)(14) and Rule 4200(a)(15).

The remaining two directors who served during calendar 2003, Ms. Stronach and Mr. Wolf, are not, by virtue of their position as directors and officers of Magna, independent directors as defined in Rule 4200(a)(14) and Rule 4200(a) (15). Similarly, Mr. Galifi, who was appointed as a director on February 24, 2004 to fill the vacancy created by the resignation of Ms. Stronach effective January 20, 2004, is not, by virtue of his position as an officer of Magna, an independent director as defined in Rule 4200(a)(14) and Rule 4200(a)(15).

 Independent directors must have regularly scheduled meetings at which only independent directors are present ("executive sessions").
Compensation of the chief executive officer of the company must be determined, or recommended to the Board for determination, either by: (i) a majority of the independent directors, or (ii) a compensation committee comprised solely of independent directors.
The chief executive officer may not be present during voting or deliberations.

The Corporation's Board Charter (adopted in March 2004) formalizes the existing practice by the Corporation's independent directors of meeting in executive sessions. During calendar 2003, the Board's independent directors met in executive sessions either prior to or immediately following the regular quarterly meetings of the Board.
The Corporate Governance and Compensation Committee, pursuant to its written charter, bears responsibility for evaluating the Chief Executive Officer's performance, including in respect of any established goals and objectives, and reviewing and making recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the Chief Executive Officer based on such evaluation. The Corporate Governance and Compensation Committee is comprised of three independent directors, Messrs. Marx, Peterson and Young, as well as one non-independent director, Mr. Galifi (during calendar 2003, Ms. Stronach, also a non-independent director). Since more than 50% of the voting power attaching to Tesma's Class A Subordinate Voting Shares and Class B Shares is held by Magna, Tesma is a "controlled company" as defined in Rule 4350 and is exempt from the requirement to have a compensation committee comprised solely of independent directors.

As a practical matter, the compensation of the Corporation's Chief Executive Officer, Mr. Gingl, has been paid entirely by Magna since May 1, 2002 as a consequence of his appointment as Executive Vice Chairman of Magna.

The Corporate Governance and Compensation Committee Charter specifically provides that the Chief Executive Officer is not entitled to be present during voting or deliberations by the Corporate Governance and Compensation Committee on the Chief Executive Officer's compensation.

Compensation of all other executive officers must be determined, or recommended to the Board for determination, either by: (i) a majority of the independent directors, or (ii) a compensation committee comprised solely of independent directors.
As a "controlled company" as defined in Rule 4350, Tesma is exempt from the requirement to have a compensation committee comprised solely of independent directors. However, the Board has delegated to the Corporate Governance and Compensation Committee, which is comprised of a majority of independent directors, responsibility for reviewing and making recommendations to the Board with respect to compensation, benefits and perquisites for the members of Corporate Management other than the Chief Executive Officer, and for other senior officers of the Corporation.

Director nominees must either be selected, or recommended for the Board's selection, either by: (i) a majority of the independent directors, or (ii) a nominations committee comprised solely of independent directors.
As a "controlled company" as defined in Rule 4350, Tesma is exempt from the requirement to have a nominations committee comprised solely of independent directors. However, the Corporation's Board Charter requires the Board to select one independent director to act as the Lead Director of the Board to, among other things, assist in identifying potential nominees to the Board (within the requirements established by Tesma's Corporate Constitution). The Board Charter and the Corporate Governance and Compensation Committee Charter also address a number of other issues normally considered by a nominations committee, such as the size and composition of the Board (and, in the Corporate Governance and Compensation Committee Charter, the Board has specifically delegated to the Committee the responsibility for recommending timely changes in the role, size, composition, competencies, skills and structure of the Board and all Board Committees). The Board believes that matters normally considered by a nominations committee have and will continue to be effectively dealt with by the Board acting as a whole, which is comprised of a majority of independent directors, and/or by the Corporate Governance and Compensation Committee, as applicable, together with the Lead Director.

Each issuer must certify that it has adopted a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws.
As a "controlled company" as defined in Rule 4350, Tesma is exempt from the requirement to certify that it has adopted a formal written charter or board resolution addressing the nominations process and related matters. Nevertheless, Tesma has formalized in its Board Charter and in its Corporate Governance and Compensation Committee Charter the respective roles of the Lead Director and the Corporate Governance and Compensation Committee in the nominations process.

Audit Committee

Each issuer must certify that it has adopted a formal written audit committee charter and that the audit committee has reviewed and reassessed the adequacy of the formal written charter on an annual basis. The charter must specify:
(A) the scope of the audit committee's responsibilities, and how it carries out those responsibilities, including structure, processes, and membership requirements;
(B) the audit committee's responsibility for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and the audit committee's responsibility for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor; and
(C) the committee's purpose of overseeing the accounting and financial reporting processes of the issuer and the audits of the financial statements of the issuer;
(D) the specific audit committee responsibilities and authority set forth in Rule 4350(d)(3).

Tesma has adopted a formal written Audit Committee Charter, a copy of which is attached as Schedule "A" to the Circular. The Audit Committee Charter requires the Audit Committee to annually review and assess the Charter and make recommendations to the Board for such changes or amendments to the Charter as the Committee considers necessary or desirable. Tesma's Audit Committee Charter meets the requirements of the NASDAQ Corporate Governance Rules and the applicable rules of the SEC.
Tesma will certify to NASDAQ that it has adopted a formal written Audit Committee Charter and that the Audit Committee has reviewed and assessed the adequacy of such Charter on an annual basis.

Each issuer must have, and certify that it has and will continue to have, an audit committee of at least three members, each of whom must: (i) be independent as defined under Rule 4200(a)(15); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Act (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. Additionally, each issuer must certify that it has, and will continue to have, at least one member of the audit committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
The Corporation's Audit Committee is composed of three members, Messrs. Whiteside (Chairman), Marx and Peterson. The Board has determined that all three members of the Audit Committee meet the requirements for Audit Committee members currently applicable to the Corporation on the basis that each of them (i) is not an officer or employee of Tesma or its subsidiaries, (ii) is independent (see discussion below), (iii) has not, at any time, participated in the preparation of Tesma's or any of its subsidiary's financial statements; and (iv) is able to read and understand fundamental financial statements, including Tesma's consolidated balance sheets, income statements and cash flow statements. In addition, Tesma will certify to NASDAQ that it has, and will continue to have, at least one member of the audit committee who meets the financial experience/certification/sophistication requirements under the NASDAQ Corporate Governance Rules. Currently, such individual is Mr Marx who was also determined by the Board to be an "audit committee financial expert" as defined in Item 401 of Regulation S-K. With respect to the matter of independence, the Board specifically considered the circumstances of each of Messrs. Whiteside, Marx and Peterson and determined that none of them has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. The currently applicable NASDAQ Rules (Rule 4200A(a)(14) for foreign private issuers such as Tesma) set forth five categories of persons who are deemed not to be independent, namely:
•  a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;
•  a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous financial year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;
•  a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home;
•  a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and
• a director who is employed as an executive of another entity where any of the corporation's executives serve on that entity's compensation committee.

As indicated above, the Board has determined that each of Messrs. Marx, Peterson and Whiteside are independent directors as defined in NASDAQ Rule 4200(a)(14). Although Mr. Whiteside is a senior partner and serves as Chairman and Chief Executive Officer of Miller Thomson LLP, a firm which periodically provides litigation and real estate related legal services to the Corporation and to Magna (and its affiliates), the payments made by the Corporation to Miller Thomson LLP did not exceed the greater of (i) 5% of the Corporation's or Miller Thomson LLP's consolidated gross revenues, or (ii) $200,000, in any of the past three years.

Effective July 31, 2005, the Corporation's Audit Committee members will be required to meet a new definition of independence. In addition to the items listed above (as amended in certain respects in Rule 4200(a)(15)), Audit Committee members must meet the following independence requirements:

•  each member must meet the requirements of audit committee members under the United States Securities Exchange Act of 1934, namely:
    •  each must be a member of the Board;
    •  no member can accept, directly or indirectly, any consulting, advisory or other compensatory fee from Tesma or any of its subsidiaries (except in his or her capacity as a member of the Audit Committee, the Board or any other Committee of the Board); and
    •  no member can be an "affiliated person" of Tesma or any of its subsidiaries;
•  no member can have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years; and
• each member must be able to read and understand fundamental financial statements, including a corporation's balance sheet, income statement, and cash flow statement.

The Board has reviewed the composition of the Audit Committee in light of the new definition of independence which comes into effect on July 31, 2005, and has determined that each of Messrs. Marx and Peterson will continue to be considered independent under such definition. The Board has also determined that Mr. Whiteside will not meet the new independence definition as of July 31, 2005 as a result of the fees paid by the Corporation to Miller Thomson LLP, the law firm in which he is a partner. The Corporation intends to fully comply with the new definition as required no later than July 31, 2005. Accordingly, to the extent that Miller Thomson LLP provides legal services to the Corporation or any of its subsidiaries in the future, Mr. Whiteside shall only continue to serve on the Audit Committee until a suitable replacement can be found prior to July 31, 2005 who satisfies the new independence definition for Audit Committee members.

The audit committee must have the specific audit committee responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Act (subject to the exemptions provided in Rule 10A-3(c)), concerning responsibilities relating to: (i) registered public accounting firms, (ii) complaints relating to accounting, internal accounting controls or auditing matters, (iii) authority to engage advisors, and (iv) funding as determined by the audit committee. Audit committees for investment companies must also establish procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by employees of the investment adviser, administrator, principal underwriter, or any other provider of accounting related services for the investment company, as well as employees of the investment company.
A detailed discussion of the Corporation's Audit Committee Charter can be found in the Circular under the heading "Board of Directors and Committees of the Board — Audit Committee". In addition, the full text of the Audit Committee Charter is reproduced in Schedule "A" to the Circular. The Tesma Audit Committee has reviewed its Charter and determined that it meets the requirements established by NASDAQ and the SEC.
Shareholders Meetings
Each issuer shall hold an annual meeting of shareholders and shall provide notice of such meeting to NASDAQ.
The Corporation holds an annual meeting of shareholders in May each year and provides advance notice of such meeting to NASDAQ. In accordance with applicable law, rules and regulations in Tesma's jurisdiction of incorporation, Tesma provides not less than 25 nor more than 60 days advance notice of, and materials relating to, its annual shareholder meeting to NASDAQ and to shareholders (including both registered shareholders and non-registered shareholders who have not objected to receiving such materials).
Quorum

Each issuer shall provide for a quorum as specified in its by-laws for any meeting of the holders of common stock; provided, however, that in no case shall such quorum be less than 33 1/3% of the outstanding shares of the company's common voting stock.
The Corporation's by-laws specify that quorum for any meeting of the holders of Tesma's shares is two persons holding or representing by proxy not less than a majority of the total votes attaching to the issued shares of the Corporation entitled to be voted at such meeting. For separate class meetings of Tesma's Class A Subordinate Voting shareholders or Class B shareholders, as the case may be, the Corporation's by-laws specify that the quorum shall be two persons holding or representing by proxy not less than 33 1/3% of the total votes attaching to the issued shares of such class entitled to vote at such meeting.
Solicitation of Proxies
Each issuer shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to NASDAQ.
Tesma solicits proxies and provides management information circulars/proxy statements for all meetings of shareholders. Tesma provides copies of its proxy solicitation materials to NASDAQ and files all such materials with the SEC via EDGAR to ensure broad access to such materials.

Conflicts of Interest

Each issuer shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the company's audit committee or another independent body of the board of directors. For purposes of this rule, the term "related party transaction" shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.
From time to time, the Board establishes Special Committees composed entirely of independent directors to review and make recommendations on specific business matters, including related party transactions. For example, the Board established a Special Committee of independent directors to review the sale and leaseback transaction completed in January 2003 with MI Developments Inc., then a wholly-owned subsidiary of Magna, for all the land and buildings on the Tesma corporate campus. This Special Committee, which consisted of Messrs. Whiteside (Chairman), Marx, Peterson and Young, recommended to the Board to proceed with the transaction (subject to certain amended terms) as being in the best interests of Tesma in the circumstances. The independent directors on the Board accepted the Special Committee's recommendation and approved the transaction on the amended terms proposed. See "Interests of Management and Others in Certain Transactions" in the Circular.

The Audit Committee, which is composed entirely of independent directors, reviews the disclosure of all related party transactions in the Corporation's unaudited interim and audited annual financial statements, and the respective notes thereto.
Shareholder Approval

Each issuer shall require shareholder approval prior to the issuance of shares in connection with a number of types of specified transactions including:
•  option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants;
•  when the issuance or potential issuance will result in a change of control of the issuer;
•  in connection with the acquisition of the stock or assets of another company in certain circumstances;
• in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock): (i) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The Corporation requires shareholder approval prior to the issuance of shares in connection with the specified transactions. For example, Tesma obtained shareholder approval to the amendment and restatement of its incentive stock option plan to increase the maximum number of Class A Subordinate Voting Shares issuable thereunder (from 3.0 million to 4.0 million) at its annual and special meeting of shareholders held on May 6, 2003. See "Compensation of Directors and Executive Officers — Stock Option Plans, Grants and Exercises" in the Circular.
There are circumstances in which a change of control of the Corporation could occur under applicable law without shareholder approval. Under applicable Canadian law, an offer to purchase Tesma Class B Shares would not necessarily result in an offer to purchase Tesma Class A Subordinate Voting Shares. Magna (including its intermediary holding corporation, 1128969 Ontario Inc. ("1128969")), as the direct and indirect holder of all of the Corporation's issued and outstanding Class B Shares, entered into an agreement (the "Trust Agreement") on July 19, 1995 with the Corporation and the Montreal Trust Company of Canada ("Montreal Trust"), as trustee, for the purpose of ensuring that the holders of Class A Subordinate Voting Shares will not be deprived of any rights under applicable take-over bid legislation to which they would have been entitled in the event of a take-over bid (which term includes, in certain circumstances, a private offer to purchase) if the Class B Shares and the Class A Subordinate Voting Shares were a single class of shares. Under an assignment of trusts agreement dated January 24, 2003, Montreal Trust resigned as trustee under the Trust Agreement and was replaced by the Computershare Trust Company of Canada (the "Trustee").
Pursuant to this Trust Agreement, Magna (including 1128969) has agreed not to sell any Class B Shares, directly or indirectly, pursuant to a take-over bid, as defined under the Securities Act (Ontario), in circumstances in which such legislation would require the same offer or a follow-up offer on the same terms to be made to the holders of Class A Subordinate Voting Shares if the sale had been a sale of Class A Subordinate Voting Shares. These circumstances include the sale of Class B Shares at a price per share in excess of 115% of the market price of the Class A Subordinate Voting Shares as determined under such legislation. This prohibition does not apply if: (i) such sale is made pursuant to an offer to purchase only a limited number of Class B Shares made to all holders of Class B Shares and an identical offer in all material respects is made concurrently to purchase the Class A Subordinate Voting Shares, which identical offer has no additional condition attached other than the right not to take-up and pay for shares tendered if no shares are purchased pursuant to the offer for the Class B Shares, or (ii) there is a concurrent unconditional offer to purchase all Class A Subordinate Voting Shares at a price per share at least as high as the highest price per share paid pursuant to the take-over bid for the Class B Shares.

The Trust Agreement contains provisions for the authorization of action by the Trustee to enforce the relevant rights of the holders of Class A Subordinate Voting Shares as beneficiaries of the trust. The obligation of the Trustee to take such action is conditional on the Corporation or the holders of Class A Subordinate Voting Shares providing such funds and indemnity as the Trustee may require. No holder of Class A Subordinate Voting Shares has the right, other than through the Trust Agreement, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Trust Agreement unless the Trustee fails to act on a request authorized by the holders of not less than 10% of the outstanding Class A Subordinate Voting Shares after provision of reasonable funds and indemnity to the Trustee.

The Trust Agreement provides that Magna (including 1128969) will not dispose of any Class B Shares, directly or indirectly, unless the disposition is conditional upon the person or company acquiring such shares becoming a party to the Trust Agreement. Conversions of Class B Shares into Class A Subordinate Voting Shares and the subsequent sale of the Class A Subordinate Voting Shares resulting from such conversions are excluded from this prohibition.
The Trust Agreement provides that it may not be amended and no material provision thereof may be waived, except with the approval of at least two-thirds of the votes cast by the holders of Class A Subordinate Voting Shares present or represented at a meeting duly called for the purpose of considering such amendment or waiver. The two-thirds majority must include a simple majority of the votes cast by the holders of Class A Subordinate Voting Shares excluding Magna (and 1128969) and any of its affiliates and associates and any persons who have an agreement to purchase the Class B Shares on terms which would constitute a sale for the purposes of the Trust Agreement not otherwise permitted thereby prior to giving effect to the amendment or waiver.
The Trust Agreement does not prevent any holder of Class B Shares from:

•  granting a security interest, whether directly or indirectly, in Class B Shares in connection with a bona fide borrowing, provided that the secured party concurrently agrees in writing to become a party to and abide by the terms of the Trust Agreement; or
• selling, transferring or otherwise disposing of any or all of the Class B Shares which the holder directly or indirectly holds to a company controlled by or under common control with the holder, provided further that the transferee (if not already a party to the Trust Agreement) concurrently agrees in writing to become a party to and abide by the terms of the Trust Agreement.
No provision of the Trust Agreement limits the rights of any holder of Class A Subordinate Voting Shares under applicable securities legislation.
Listing Agreement
Each issuer shall execute a Listing Agreement in the form designated by NASDAQ.	Tesma executed a Listing Agreement in the form designated by NASDAQ at the time of its original listing.

Peer Review

Each issuer must be audited by an independent public accountant that:
•  received an external quality control review by an independent public accountant ("peer review") that determines whether the auditor's system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or
• is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines.

Tesma's financial statements are audited by Ernst & Young LLP, an independent pubic accountant that has confirmed to Tesma the belief that Ernst & Young's system of quality control for their accounting and auditing practice meets the requirements of quality control standards adopted by the Public Company Accounting Oversight Board ("PCAOB") and the Canadian Public Accountability Board ("CPAB") for a public company accounting and auditing practice. Ernst & Young have advised that, in Canada, the process for an external quality control review by an independent public accountant ("peer review") does not exist. However, Ernst & Young have also advised that the PCAOB began performing annual inspections of their public company accounting and auditing practice in calendar 2003 and that the CPAB will begin similar inspections in calendar 2004. Under the Sarbanes-Oxley Act of 2002, the PCAOB is required to inspect registered accounting firms to assess their compliance with the Act, the rules of the PCAOB and the SEC, and professional standards in connection with the audits of SEC issuers. The CPAB is Canada's new independent public oversight board for accountants and accounting firms that audit reporting issuers.
Direct Registration Program

If an issuer establishes or maintains a Direct Registration Program for its shareholders, the issuer shall, directly or through its transfer agent, participate in an electronic link with a securities depository registered under Section 17A of the Exchange Act to facilitate the electronic transfer of securities held pursuant to such program.	Tesma has not established and does not maintain a Direct Registration Program for its shareholders.
Notification of Material Noncompliance
An issuer must provide NASDAQ with prompt notification after an executive officer of the issuer becomes aware of any material noncompliance by the issuer with the requirements of this Rule 4350.	As a foreign private issuer, Tesma is required, and intends to comply with, the requirements of Rule 4350 by no later than July 31, 2005.
Code of Conduct

Each issuer shall adopt a code of conduct applicable to all directors, officers and employees, which shall be publicly available. A code of conduct satisfying this rule must comply with the definition of a "code of ethics" set out in Section 406(c) of the Sarbanes-Oxley Act of 2002 ("the Sarbanes-Oxley Act") and any regulations promulgated thereunder by the Commission. See 17 C.F.R. 228.406 and 17 C.F.R. 229.406. In addition, the code must provide for an enforcement mechanism. Any waivers of the code for directors or executive officers must be approved by the Board. Domestic issuers shall disclose such waivers in a Form 8-K within five business days. Foreign private issuers shall disclose such waivers either in a Form 6-K or in the next Form 20-F.
The Corporation has adopted a Code of Conduct and Ethics applicable to all its directors, officers and employees, a copy of which is posted on Tesma's website (www.tesma.com/corporate/corporategovernance). Tesma's Code of Conduct and Ethics complies with applicable regulatory requirements, including the definition of a "code of ethics" set out in Section 406(c) of the Sarbanes-Oxley Act of 2002. The Corporation's Audit Committee bears responsibility for monitoring compliance with the Code, and the enforcement of the Code is effected through Tesma's Employee Hotline, the "Whistleblowing Hotline" mechanism currently being implemented by the Corporation, as well as through the reporting of violations to the Audit Committee. Waivers of the Code may from time to time be granted in limited circumstances to directors, officers and employees of the Corporation. Any director or officer who requires such a waiver must seek it in writing from the Corporate Governance and Compensation Committee and, if granted, such waiver will be publicly disclosed by the Corporation on Form 6-K within five business days after the grant of the waiver. Any employee that is not a director or officer of the Corporation may seek a written waiver of the Code of Conduct and Ethics from Tesma's President and Chief Financial Officer or Vice-President, Secretary and General Counsel.

QuickLinks

MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT
APPOINTMENT AND REVOCATION OF PROXIES
VOTING OF PROXIES
RECORD DATE
VOTING SECURITIES AND PRINCIPAL HOLDERS
BUSINESS TO BE TRANSACTED AT THE MEETING
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SHAREHOLDER PERFORMANCE REVIEW GRAPH
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS
CORPORATE GOVERNANCE
DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
OTHER MATTERS
SCHEDULE "A" AUDIT COMMITTEE CHARTER
SCHEDULE "B" REPORT ON CORPORATE GOVERNANCE